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                                                                     EXHIBIT 2.1

Charles R. Gibbs
David F. Staber
Keith Miles Aurzada
AKIN GUMP STRAUSS HAUER & FELD LLP
1700 Pacific Avenue, Suite 4100
Dallas, TX  75201
Telephone:  214.969.2800
Facsimile:  214.969.4343

Attorneys for Gadzooks, Inc.,
the Debtor and Debtor in Possession

                      IN THE UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

IN RE:                                 SECTION
                                       SECTION
         GADZOOKS, INC.,               SECTION          CASE NO. 04-31486-HDH-11
                                       SECTION
                           DEBTOR.     SECTION

                         DEBTOR'S PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                             DATED: NOVEMBER 6, 2004

         GADZOOKS, INC. proposes the following Plan of Reorganization under Chapter 11 of the Bankruptcy Code. The Debtor is the proponent of this Plan within the meaning of section 1129 of the Bankruptcy Code.

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                                TABLE OF CONTENTS

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ARTICLE I DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW..........................     5
         Section 1.1           Definitions.......................................................................     5
         Section 1.2           Rules of Interpretation...........................................................    19
         Section 1.3           Governing Law.....................................................................    19

ARTICLE II ADMINISTRATIVE CLAIMS.................................................................................    20
         Section 2.1           Administrative Claims.............................................................    20
         Section 2.2           Professional Fees.................................................................    20
         Section 2.3           DIP Financing Claims and Tranche B Claim..........................................    20

ARTICLE III CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS......................................    21
         Section 3.1           Summary...........................................................................    21
         Section 3.2           Classification and Treatment of Claims Against and Equity Interests in
                               the Debtor........................................................................    22

ARTICLE IV ACCEPTANCE OR REJECTION OF THE PLAN...................................................................    27
         Section 4.1           Classes Entitled to Vote..........................................................    27
         Section 4.2           Non-Consensual Confirmation.......................................................    27

ARTICLE V MEANS FOR IMPLEMENTATION OF THIS PLAN..................................................................    27
         Section 5.1           Continued Corporate Existence and Vesting of Assets in the Reorganized
                               Debtor............................................................................    27
         Section 5.2           Cancellation of Equity Interests in Gadzooks......................................    27
         Section 5.3           Issuance of Plan Securities and Other Securities, Certificates and
                               Instruments.......................................................................    28
         Section 5.4           Reserve for New Common Stock......................................................    28
         Section 5.5           Timing of Issuance................................................................    29
         Section 5.6           Corporate Governance, Directors and Officers, and Corporate Actions...............    29
         Section 5.7           Issuance of New Securities Pursuant to Plan:  Exemptions from Securities
                               Laws..............................................................................    30
         Section 5.8           Rights Offering; Standby Funding Commitment.......................................    31
         Section 5.9           Warrants..........................................................................    34
         Section 5.10          (Intentionally Omitted)...........................................................    34
         Section 5.11          New Credit Facility...............................................................    34
         Section 5.12          Hart-Scott-Rodino Compliance......................................................    34
         Section 5.13          Applicability of Section 1125 of the Bankruptcy Code..............................    34
         Section 5.14          Sources of Cash for Plan Distribution.............................................    35
         Section 5.15          Revesting of Assets...............................................................    35
         Section 5.16          Calculation and Transfer of Trust Assets to the Distribution Trust................    35
         Section 5.17          Distribution Trust................................................................    40
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DEBTOR'S PLAN OF REORGANIZATION - PAGE 2

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ARTICLE VI TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.................................................    43
         Section 6.1           Assumption or Rejection of Executory Contracts and Unexpired Leases...............    43
         Section 6.2           Claims Based on Rejection of Executory Contracts or Unexpired Leases..............    43
         Section 6.3           Cure of Defaults for Executory Contracts and Unexpired Leases Assumed.............    44
         Section 6.4           Limited Indemnification of Directors, Officers and Employees......................    44
         Section 6.5           Benefit Programs..................................................................    44

ARTICLE VII PROVISIONS GOVERNING DISTRIBUTIONS...................................................................    45
         Section 7.1           Distributions on Claims or Equity Interests Allowed as of the Effective
                               Date..............................................................................    45
         Section 7.2           Distributions by the Disbursing Agent.............................................    45
         Section 7.3           Delivery of Distributions; Undeliverable or Unclaimed Distributions...............    45
         Section 7.4           No Recognition of Old Common Stock................................................    47
         Section 7.5           Provisions Governing the Claims Reserves..........................................    47
         Section 7.6           Timing and Calculation of Amount to Be Distributed................................    48
         Section 7.7           Setoffs...........................................................................    48
         Section 7.8           Surrender of Cancelled Instruments or Securities..................................    49
         Section 7.9           Lost, Stolen, Mutilated or Destroyed Securities...................................    49

ARTICLE VIII PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS..............................................    50
         Section 8.1           Prosecution of Objections to Claims and Equity Interests..........................    50
         Section 8.2           Estimation of Claims..............................................................    50
         Section 8.3           Payments and Distributions on Disputed Claims or Disputed Equity Interests........    51
         Section 8.4           Distributions After Allowance.....................................................    51

ARTICLE IX CONDITIONS PRECEDENT TO EFFECTIVE DATE................................................................    51
         Section 9.1           Conditions Precedent to Effective Date............................................    51
         Section 9.2           Waiver of Conditions..............................................................    52
         Section 9.3           Effect of Failure of Conditions...................................................    52

ARTICLE X EFFECT OF PLAN CONFIRMATION............................................................................    52
         Section 10.1          Binding Effect....................................................................    52
         Section 10.2          Classification and Enforceability of Claims and Equity Interests..................    53
         Section 10.3          Discharge.........................................................................    53
         Section 10.4          Releases..........................................................................    53
         Section 10.5          Preservation of Rights of Action..................................................    54
         Section 10.6          Release of Certain Bankruptcy Causes of Actions...................................    55
         Section 10.7          Exculpation.......................................................................    55
         Section 10.8          Injunction........................................................................    55
         Section 10.9          Distribution to Holders of Insurance Claims.......................................    56
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DEBTOR'S PLAN OF REORGANIZATION - PAGE 3

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ARTICLE XI RETENTION OF JURISDICTION.............................................................................    56
         Section 11.1          Retention of Jurisdiction.........................................................    56

ARTICLE XII MISCELLANEOUS PROVISIONS.............................................................................    58
         Section 12.1          Payment of Statutory Fees.........................................................    58
         Section 12.2          Dissolution of the Equity Committee and Creditors Committee.......................    58
         Section 12.3          Amendment or Modification of Plan.................................................    58
         Section 12.4          Withdrawal of Plan................................................................    58
         Section 12.5          Successors and Assigns............................................................    58
         Section 12.6          Reservation of Rights.............................................................    59
         Section 12.7          Exemption from Certain Transfer Taxes.............................................    59
         Section 12.8          Further Assurances................................................................    59
         Section 12.9          Implementation....................................................................    59
         Section 12.10         Service of Documents..............................................................    59
         Section 12.11         Plan Supplement...................................................................    60
         Section 12.12         Compromise of Controversies.......................................................    61
         Section 12.13         Termination of Subordination Rights and Settlement of Related Claims and
                               Controversies.....................................................................    61
         Section 12.14         Final Order.......................................................................    61
         Section 12.15         Business Days.....................................................................    62
         Section 12.16         Severability......................................................................    62
         Section 12.17         Time..............................................................................    62
         Section 12.18         No Interest.......................................................................    62
         Section 12.19         No Attorneys' Fees................................................................    62
         Section 12.20         Defenses with Respect to Unimpaired Claims........................................    62
         Section 12.21         No Injunctive Relief..............................................................    63
         Section 12.22         Continued Confidentiality Obligations.............................................    63
         Section 12.23         No Admissions.....................................................................    63
         Section 12.24         Waiver............................................................................    63
         Section 12.25         Waiver of Automatic Stay to Enforce Judgment......................................    63
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DEBTOR'S PLAN OF REORGANIZATION - PAGE 4

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                                    ARTICLE I

                     DEFINED TERMS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

Section 1.1 Definitions

         Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in this Plan.

         "ADJUSTED WORKING CAPITAL" means Working Capital as adjusted to provide for the following items, to the extent such items are not already accrued in Working Capital.

                           (A) Excluding any amounts of cash or accounts
                  receivable attributable to the Great American Litigation, net of associated reserves.

                           (B) Excluding any amounts attributable to Tax
                  Refunds.

                           (C) Excluding any adjustments that would be required
                  by generally accepted accounting principles to be applied at or after the Effective Date.

                           (D) Excluding or adding back to Current Assets any
                  amounts spent for capital expenditures, maintenance, purchase of other assets not included in Current Assets and the expenditure of funds or conveyance of other Current Assets to satisfy obligations not included in Current Liabilities, in each case to the extent in excess of, or less than, amounts reflected in the Base Model.

                           (E) Including liabilities for (i) cure payments under
                  assumed contracts and leases; (ii) Professional Fees incurred in connection with the Plan and the consummation of the transactions contemplated by the Plan, including the costs and expenses of registering the securities as provided in the Plan; (iii) KERP obligations; (iv) fees payable to financial advisors to the Debtor upon consummation of the Plan; and (v) fees incurred in connection with obtaining the New Credit Facility.

         "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration under sections 503(b), 507(a)(1) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate, and operating the businesses of the Debtor (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a), 331 or 503(b) of the Bankruptcy Code; and (c) all fees and charges assessed against the Estate pursuant to 28 U.S.C. Sections 1911 - 1930.

         "ALLOWED" means, any Claim or Equity Interest or portion thereof against the Debtor, (a) proof of which was Filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c) as to which (i) no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto has

DEBTOR'S PLAN OF REORGANIZATION - PAGE 5

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been interposed within the applicable period of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order or (ii) any objection has been settled, waived, withdrawn or denied by a Final Order, or (iii) if an objection has been interposed, to the extent such Claim or Equity Interest has been allowed by a Final Order, (b) which, if no proof of claim was so Filed, has been listed by the Debtor in its Schedules as liquidated in an amount and not disputed or contingent as to which (i) no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, (ii) any objection has been settled, waived, withdrawn or denied by a Final Order, or
(iii) if an objection has been interposed, to the extent such Claim or Equity Interest has been allowed by a Final Order, (c) which Claim arises from the recovery of property under sections 550 or 553 of the Bankruptcy Code and is allowed in accordance with section 502(h) of the Bankruptcy Code, (d) which Claim or Equity Interest is expressly allowed under this Plan, or (e) which Claim or Equity Interest is allowed by a Final Order; provided, however, that the term "ALLOWED" shall not include, unless otherwise specified in this Plan, interest on any Claim or Equity Interest from the Petition Date.

         "ALLOWED CLASS . . . CLAIM" means, when used in reference to a Claim within a particular Class, an Allowed Claim of the type described in such Class.

         "ALLOWED EQUITY INTEREST" means any Equity Interest that (a) is registered as of the Ledger Closing Date in a stock register maintained by or on behalf of the Debtor, and (b) is not Disputed.

         "AMENDED BY-LAWS" means, the amended and restated By-Laws of the Reorganized Debtor, substantially in the form to be Filed in the Plan Supplement, which shall (a) become effective on the Effective Date, and (b) be satisfactory to the Equity Committee and the Purchasers in their reasonable discretion.

         "AMENDED CERTIFICATE OF INCORPORATION" means the amended and restated Certificate of Incorporation of the Reorganized Debtor, substantially in the form to be Filed in the Plan Supplement, which shall (a) become effective on the Effective Date, and (b) be satisfactory to the Equity Committee and the Purchasers in their reasonable discretion.

         "ARBITRATOR" has the meaning set forth in Section 5.16(k) of this Plan.

         "BALLOTS" means the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims or Equity Interests may indicate their acceptance or rejection of this Plan in accordance with this Plan and the Voting Instructions.

         "BANKRUPTCY CAUSES OF ACTION" means all claims, claims for relief, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, and crossclaims (including, but not limited to, all claims and any avoidance, recovery, subordination or other actions against insiders and/or any other entities under the Bankruptcy Code, including sections 502(d), 510, 522(f), 522(h), 542, 543, 544, 545, 547, 548, 549, 550, 551, 553
and 724(a) of the Bankruptcy Code or otherwise) of

DEBTOR'S PLAN OF REORGANIZATION - PAGE 6

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the Debtor, as debtor and/or as debtor in possession, whether or not they shall have been asserted on or before the Effective Date and whether or not they are pending on the Effective Date or after the Effective Date against any entity, based in law, admiralty or equity.

         "BANKRUPTCY CODE" means sections 101, et seq. of title 11 of the United States Code, and applicable portions of titles 18 and 28 of the United States Code, as amended from time to time, to the extent such amendments are by their terms applicable to the Chapter 11 Case.

         "BANKRUPTCY COURT" means the United States District Court for the Northern District of Texas or such other district court having jurisdiction over the Chapter 11 Case, and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code and/or the General Order of such district court pursuant to section 151 of title 28 of the United States Code, the United States Bankruptcy Court in such district with authority over the Chapter 11 Case.

         "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Case, promulgated under 28 U.S.C. Section 2075 and the General and Local Rules of the Bankruptcy Court.

         "BAR DATE" means, with respect to any Claim or Equity Interest, the date with respect to that Claim or Equity Interest fixed by the Bankruptcy Court as the last day for timely filing a proof of Claim or Equity Interest.

         "BASE MODEL" means Debtor's projections titled GADZ_Model_v14 3c.xls.

         "BENEFICIAL OWNERSHIP", and all expressions and terms correlative and analogous thereto, have the meanings ascribed thereto in Rule 13d-3 under the Exchange Act.

         "BUSINESS DAY" means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).

         "CARP" means the court appointed responsible party appointed pursuant to section 5.16(g) of this Plan.

         "CASH" means legal tender of the United States and equivalents thereof.

         "CASH INVESTMENT YIELD" means the net yield earned by the applicable Disbursing Agent from the investment of cash held pending distribution pursuant to the Plan, which investment will be in a manner consistent with the Distribution Trust's investment and deposit guidelines.

         "CAUSES OF ACTION" means all claims, derivative suits, claims for relief, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, third-party claims, counterclaims, Bankruptcy Causes of Action and crossclaims of the Debtor and/or as debtor-in-possession, whether or not they shall have been asserted on or before the Effective Date and whether or not they are pending on the Effective Date against any entity, based in law, admiralty or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 7

         "CHAPTER 11 CASE" means the case under chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court.

         "CLAIM" means a claim (as defined in section 101(5) of the Bankruptcy
Code) against the Debtor, including, but not limited to: (a) any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         "CLAIMANT" means the Holder of a Claim.

         "CLASS" means a classification of Claims or Equity Interests as set forth in Article III of this Plan.

         "CLASS 4 RESERVE ACCOUNT" means that reserve account established under section 7.6(a)(ii) of this Plan to enforce the subordination provisions in the Notes.

         "COMMITTEE RELEASEES" means the Equity Committee, the Creditors Committee, their members and their advisors, agents, attorneys and other professionals retained by them.

         "COMPENSATION WARRANTS" means those warrants to acquire shares of New Common Stock to be issued to the Purchasers pursuant to section 1.03 of the Investment Agreement.

         "CONFIRMATION" means the entry, within the meaning of Bankruptcy Rules 5003 and 9021, of the Confirmation Order on the docket of the Bankruptcy Court in the Chapter 11 Case.

         "CONFIRMATION DATE" means the date upon which the Confirmation Order is entered on the docket of the Bankruptcy Court in the Chapter 11 Case within the meaning of Bankruptcy Rules 5003 and 9021.

         "CONFIRMATION HEARING" means the hearing at which the Bankruptcy Court considers confirmation of this Plan.

         "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code, in form and substance reasonably acceptable to the Debtor, the Equity Committee and the Purchasers.

         "CONSUMMATION" means the substantial completion of substantially all of the transactions contemplated and required by this Plan, including, without limitation, the closing and funding of all transactions occurring on the Effective Date and the Standby Closing Date, respectively, and the distribution of all funds and payment in full in respect of all Claims as required pursuant to this Plan, and the issuance of all new equity interests in Reorganized Gadzooks as required by this Plan.

         "CONTINGENT CLAIM" means any Claim where the Debtor's liability thereon is subject to the occurrence of events that have not yet occurred.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 8

         "CREDITOR" means the Holder of a Claim.

         "CREDITORS COMMITTEE" means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case.

         "CURRENT ASSETS" means the Debtor's cash on hand and marketable securities, accounts receivable, inventory and other current assets, including all reserves for uncollectible accounts receivable, shrinkage, obsolete or slow moving inventory or other ordinary course reserves, and inventory valuations at the lower of average cost or market, as determined in accordance with generally accepted accounting principles used by the Debtor on a consistent basis with Debtor's past practice.

         "CURRENT LIABILITIES" means the Debtor's accounts payable, accrued reorganization expenses, accrued expenses, accrued payroll, other current liabilities, including the balances of the DIP Financing Facility and the Tranche B Claim, as determined in accordance with generally accepted accounting principles used by the Debtor on a consistent basis with Debtor's past practice.

         "D&O CLAIMS" means all claims and causes of action arising out of, or related to, any act, or omission, transaction, event or occurrence taking place or occurring on or before the Petition Date, against any current or former director or officer of the Debtor in his or her capacity as such.

         "D&O INSURANCE POLICIES" means the liability and indemnification policies purchased by the Debtor to provide coverage for its directors and officers in the event of litigation or other similar claims, actions and proceedings involving a director or officer in his or her capacity as such.

         "D&O RELEASEES" means all officers, directors, employees, attorneys, financial advisors, investment bankers, agents and representatives of the Debtor and its affiliates who served in such capacity until immediately prior to the Effective Date, in each case in their capacity as such, excluding Non-Releasing Directors or Officers, but only to the extent of their service and actions after the Petition Date.

         "DEBT INSTRUMENTS" means a promissory note, indenture, bond or similar instruments, certificates and other documents evidencing a Claim.

         "DEBTOR" means Gadzooks, Inc., the debtor and debtor-in-possession herein.

         "DIP FINANCING CLAIM" means any and all amounts owed to the DIP Lender under the DIP Financing Facility, including Claims under all loan documents executed in connection therewith.

         "DIP FINANCING FACILITY" means the post-Petition Date credit facility extended by the DIP Lender to the Debtor pursuant to section 364 of the Bankruptcy Code in accordance with the terms and conditions set forth in the DIP Financing Order.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 9

         "DIP FINANCING ORDER" means that certain Final Agreed Order Authorizing Post-Petition Financing, Granting Senior Liens, Priority Administrative Expense Status and Adequate Protection, and Modifying The Automatic Stay entered by the Bankruptcy Court on February 26, 2004.

         "DIP LENDER" means Wells Fargo Retail Finance, L.L.C. and its successors and assigns.

         "DISALLOWED" means a Claim or Equity Interest or any portion thereof that (a) has been disallowed by a Final Order, (b) has been listed on the Schedules as zero or as contingent, disputed or unliquidated and as to which the Bar Date has been established but no proof of claim or Equity Interest has been timely Filed or deemed timely Filed pursuant to either the Bankruptcy Code or any Final Order or otherwise deemed timely Filed under applicable law, or (c) is not listed on the Schedules and as to which the Bar Date has been set and no proof of claim or interest has been timely Filed or deemed timely Filed pursuant to either the Bankruptcy Code or any Final Order or otherwise deemed timely Filed under applicable law.

         "DISBURSING AGENT" means the Person or entity selected by the Debtor or Reorganized Debtor, with the consent of the Equity Committee and the Purchasers (not to be unreasonably withheld), making distributions under this Plan, as the case may be.

         "DISCLOSURE STATEMENT" means the Disclosure Statement for this Plan, as may be amended, supplemented, or modified from time to time, describing this Plan, that is prepared and distributed in accordance with sections 1125 and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3017 and/or other applicable law.

         "DISPUTED" means a Claim or Equity Interest or any portion thereof, as of the Effective Date, that is neither an Allowed Claim or Allowed Equity Interest nor a Disallowed Claim or Disallowed Equity Interest, and includes without limitation, a Claim or Equity Interest that is the subject of an objection or request for estimation with the Bankruptcy Court which has not been withdrawn, settled or overruled by a Final Order.

         "DISTRIBUTION AMOUNT" means the Preliminary Distribution Amount, or the Final Distribution Amount, or both, as the context requires.

         "DISTRIBUTION TRUST" means the trust established pursuant to Section
5.17 of this Plan to hold the Distribution Trust Assets and make distributions to holders of certain Allowed Claims.

         "DISTRIBUTION TRUST AGREEMENT" means the trust agreement, to be dated on the Effective Date, which shall be in the form contained in the Plan Supplement, as set forth in Section 5.17 of this Plan.

         "DISTRIBUTION TRUST ASSETS" means, collectively, (a) the Distribution Amount; (b) the Recharacterization Causes of Action; (c) the D&O Claims to the extent assigned to the Distribution Trust; (d) the proceeds from the Tax Refund to the extent set forth in this Plan; and (e) the proceeds from the Great American Litigation to the extent set forth in this Plan.

         "DISTRIBUTION TRUST EXPENSES" means any and all reasonable fees, costs and expenses incurred by the Distribution Trust or the Distribution Trust Representative (or any Disbursing

DEBTOR'S PLAN OF REORGANIZATION - PAGE 10

Agent or professional engaged by the Distribution Trust Representative) in connection with their respective duties under the Plan and the Distribution Trust Agreement, including, without limitation, any administrative fees, attorneys' fees and expenses, insurance fees, taxes, and fees payable under 28 U.S.C. Section 1930 after the Effective Date.

         "DISTRIBUTION TRUST REPRESENTATIVE" means the trustee appointed by the Creditors' Committee pursuant to Section 5.17(b) of this Plan and identified in the Distribution Trust Agreement (or any successor trustee), in its capacity as the trustee of the Distribution Trust.

         "DISTRIBUTIONS" means the distributions of Cash to be made in accordance with Article VII of this Plan.

         "EFFECTIVE DATE" means the first Business Day after all conditions under section 9.1 of this Plan have been satisfied or waived, unless pursuant to
Section 5.16(g) the Effective Date does not occur.

         "EQUITY COMMITTEE" means the Official Committee of Equity Security Holders appointed in the Chapter 11 Case.

         "EQUITY INCENTIVE PLAN" means the Omnibus Employee and Non-Management Director and Consultant Equity Incentive Plan as set forth in Section 5.6(c) of this Plan and included in the Plan Supplement in form and substance reasonably acceptable to the Equity Committee and the Purchasers.

         "EQUITY INTEREST" means (a) all rights (including unpaid dividends) arising from any equity security (as defined in section 101(16) of the Bankruptcy Code) of the Debtor including Old Common Stock, and (b) the legal, equitable, contractual or other rights of any person or entity to acquire or receive any of the foregoing or any right thereto or interest therein, including, but not limited to, all issued, unissued, authorized or outstanding shares of Old Common Stock, and any options, rights and warrants therefor.

         "ESTATE" means the estate of the Debtor as created pursuant to section 541 of the Bankruptcy Code on the Petition Date.

         "EXECUTIVE AGREEMENTS" has the meaning ascribed in Section 6.1(a) of this Plan.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXERCISE PRICE" means $4.00 per share of New Common Stock.

         "EXPIRATION DATE" means the later of (a) the 30th day following the Confirmation Date and (b) the 30th day after the date the Debtor commences mailing notice of the commencement of the Rights Offering together with the Subscription Form to Holders of Old Common Stock, but in any case no later than March 14, 2005.

         "FILE" or "FILED" means file or filed with the Clerk of the Bankruptcy Court in the Chapter 11 Case.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 11

         "FINAL DECREE" means the decree contemplated under Bankruptcy Rule
3022.

         "FINAL DETERMINATION DATE" has the meaning set forth in Section
5.16(a).

         "FINAL DISTRIBUTION AMOUNT" has the meaning set forth in Section 5.16(c) of this Plan.

         "FINAL ORDER" means, as to any court, administrative agency or other tribunal, including the Bankruptcy Court, an order or judgment of such tribunal as entered on its docket as to which the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument or rehearing is pending or, if an appeal, petition for certiorari, or other proceeding for a new trial, reargument or rehearing has been timely filed or taken, the order or judgment of the tribunal has been affirmed (or such appeal or petition has been dismissed) by the highest court (or other tribunal having appellate jurisdiction over the order or judgment) to which the order was appealed or the petition for certiorari or motion for a new trial, reargument or rehearing has been denied, and the time to take any further appeal or to seek further certiorari or move for a new trial, reargument or rehearing has expired, provided, however, that the possibility of a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed with respect to such order does not prevent such order from being a Final Order.

         "GREAT AMERICAN LITIGATION" means the causes of action asserted by the Debtor against Garcel, Inc., d/b/a Great American Group in adversary proceeding number 04-03382-HDH pending in the Bankruptcy Court.

         "HOLDER" means a person or entity which holds a Claim or Equity Interest and, with respect to Old Common Stock, means the Beneficial Owner or any authorized signatory who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the Voting Instructions.

         "IMPAIRED CLAIM" means a Claim classified in an Impaired Class.

         "IMPAIRED CLASS" means a Class of Claims or Class of Equity Interests which is impaired under this Plan within the meaning of section 1124 of the Bankruptcy Code.

         "INDEMNIFICATION RIGHTS" means all obligations or duties of the Debtor to indemnify, hold harmless from, reimburse, advance, or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to the Debtor's certificate of incorporation, by-laws, policy of providing employee indemnification, applicable law, or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee's service with, for, or on behalf of the Debtor.

         "INDEMNITEE" means all present and former directors, officers, employees, agents or representatives of the Debtor who are entitled to assert Indemnification Rights with the exception of Non-Consenting Directors or Officers.

         "INITIAL DETERMINATION DATE" has the meaning set forth in Section 5.16(a) of this Plan.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 12

         "INSURANCE CLAIM" means any Claim for which there may be either partial or full coverage under an Insurance Policy.

         "INSURANCE COMPANIES" means any entity that has provided insurance coverage to the Debtor pursuant to an Insurance Policy.

         "INSURANCE COVERAGE" means all of the Debtor's insurance policies and agreements and the proceeds thereof.

         "INSURANCE POLICY" means any policy of insurance provided by a Person under which the Debtor is insured, and which policy may provide coverage for a Claim, including, without limitation, policies relating to workers' compensation, property and marine, business auto liability, business auto physical damage coverage, casualty (foreign) package, commercial crime, commercial general liability, contractors professional and pollution liability, directors and officers liability, employment practices liability, executive risk coverage (special risk), fiduciary liability, flood coverage, owners and contractors protective liability, pollution and remediation (air systems), railroad protective liability, stop gap coverage, temporary disability, umbrella coverage and exposure buyback.

         "INVESTMENT AGREEMENT" means that certain Investment Agreement dated October 14, 2004 (including all exhibits and attachments thereto) between the Debtor and the Purchasers, as amended, modified or supplemented from time to time.

         "INVESTMENT AGREEMENT CONDITIONS" means the conditions precedent to the obligations of the Purchasers under the Investment Agreement.

         "INVESTMENT AGREEMENT EXPENSES" means the professional fees and expenses to be reimbursed to the Purchasers pursuant to Section 10.03 of the Investment Agreement.

          "LEDGER CLOSING DATE" means the date which is two Business Days after the Confirmation Date.

         "MAJORITY PURCHASERS" means the Purchasers holding at least a majority in dollar amount of the Standby Funding Commitments as set forth in the Investment Agreement.

         "MASTER BALLOTS" means the Ballots distributed to Nominees or Holders of record of Old Common Stock accompanying the Disclosure Statement to record the votes, if any, of the Beneficial Holders of the Old Common Stock in accordance with the Voting Instructions.

         "MAXIMUM DISTRIBUTION AMOUNT" means $15 million, except as may be increased pursuant to Section 5.16(h) of this Plan.

         "MINIMUM DISTRIBUTION AMOUNT" means $11 million, except as may be increased pursuant to Section 5.16(f) of this Plan.

         "NET TRUST ASSETS" means the aggregate proceeds of the Distribution Trust Assets less amounts paid or reserved for Distribution Trust Expenses.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 13

         "NEW CREDIT FACILITY" means a revolving credit facility with a lender to be identified as described in Section 5.11 of this Plan the material terms and conditions of which shall be acceptable to the Equity Committee and the Majority Purchasers and set forth in the Plan Supplement.

         "NEW COMMON STOCK" means the common stock, par value $0.01 per share, to be issued by Reorganized Gadzooks as provided by Article V of this Plan upon the exercise of Subscription Rights and to the Purchasers upon their fulfillment of the Standby Funding Commitment or upon exercise of the Warrants.

         "NOMINEE" means any partnership, broker, dealer, commercial bank, trust company, clearing agency or organization, savings and loan custodian, trustee, receiver or other nominee holding a Claim or Equity Interest of record for or on account of any Person which Beneficially owns the same.

         "NON-RELEASING DIRECTOR OR OFFICER" shall have the meaning ascribed in
Section 5.16(h).

         "NOTEHOLDER CLAIMS" means all Claims arising from or related to the Notes.

         "NOTEHOLDERS" means the Holders of the Notes.

         "NOTES" means the 5% Convertible Notes issued by Gadzooks due October 9, 2008.

         "OFFERED SHARES" means the New Common Stock issuable upon exercise of the Subscription Rights and upon purchase by the Purchasers in accordance with the Standby Funding Commitment as provided in Article V of this Plan.

         "OFFERING PROCEEDS" means the cash proceeds of the Rights Offering as set forth in Section 5.8 of this Plan.

         "OLD EQUITY INTERESTS" means, collectively, the Old Common Stock, the Pre-Petition Warrants and any other interest, including shares of common stock or preferred stock, of the Debtor authorized but not issued and outstanding, as of the Effective Date.

         "OLD COMMON STOCK" means common stock, $0.01 par value per share, of the Debtor issued and outstanding immediately before the Ledger Closing Date.

         "OTHER PRIORITY CLAIM" means a Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

         "OTHER SECURED CLAIM" means any Secured Claim.

         "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other entity, trust, union, association or Governmental or Regulatory Authority.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 14

         "PARTICIPATING NOTEHOLDER CLAIMS" shall have the meaning as set forth in Section 3.2(d)(ii)(B) of this Plan.

         "PETITION DATE" means February 3, 2004, the date upon which the Chapter 11 Case was Filed.

         "PLAN" means this plan of reorganization, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules.

         "PLAN SECURITIES" means, collectively, the New Common Stock, the Subscription Rights and the Warrants.

         "PLAN SUPPLEMENT" means the forms of documents specified in Section
12.11 of this Plan.

         "PRELIMINARY DISTRIBUTION AMOUNT" has the meaning set forth in Section 5.16(b) of this Plan.

         "PRE-PETITION WARRANTS" means all warrants, options and contract rights to purchase or acquire Old Common Stock at any time.

         "PRIORITY TAX CLAIM" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

         "PROFESSIONAL" means a person or entity employed pursuant to a Final Order in accordance with sections 327, 1103 and/or 1107(b) of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and/or 331 of the Bankruptcy Code.

         "PROFESSIONAL FEES" means all allowances of compensation and reimbursement of expenses allowed to Professionals in accordance with sections 328, 330, 331 and/or 503(b) of the Bankruptcy Code.

         "PRO RATA" means with respect to an Allowed Claim or Equity Interest, the ratio of (a) (i) the amount of property distributed on account of a particular Allowed Claim or Equity Interest, as applicable, to (ii) the aggregate amount of Allowed Claims or Equity Interests, as applicable, which ratio is identical and corresponds directly to the ratio of (b)(i) the aggregate amount of property distributed on account of all Allowed Claims or Equity Interests of the Class in which the particular Allowed Claims or Equity Interest is included to (ii) the aggregate amount of all Allowed Claims or Equity Interests in that Class.

         "PURCHASED WARRANTS" means those warrants to acquire shares of New Common Stock to be issued to the Purchasers pursuant to section 1.02 of the Investment Agreement.

         "PURCHASERS" means, collectively, those parties identified as Purchasers on Schedule 1 to the Investment Agreement and each other person or entity to which any Purchaser assigns an interest pursuant to the Investment Agreement.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 15

         "PURCHASER RELEASEES" means the Purchasers and their respective members, officers, directors, shareholders, partners, employees, advisors, professionals, attorneys, representatives and agents acting in such capacity.

         "QUARTERLY DISTRIBUTION DATE" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 45 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

         "RECHARACTERIZATION CAUSES OF ACTION" means any Cause of Action to recharacterize the Noteholder Claims as Equity Interests by the Debtor or any Creditor of the Debtor, but not including any subordination of the Noteholder Claims to the Senior Unsecured Claims under the terms of the Notes and/or
Section 510(a) of the Bankruptcy Code.

         "REGISTRATION STATEMENT" means one or more registration statements on Form S-1 filed by the Debtor with the SEC under the Securities Act, which provides, inter alia, for the (i) Debtor's offering of the Subscription Rights and, upon the exercise thereof, for the issuance by Reorganized Gadzooks of the Offered Shares to holders of Old Common Stock who exercise Subscription Rights and/or to the Purchasers pursuant to the Investment Agreement and/or (ii) offering or resale of the Standby Shares, the Warrants, the Underlying Shares and all Shares of New Common Stock acquired by the Purchasers upon the fulfillment of the Standby Funding Commitment or in the Rights Offering.

         "RELEASEES" means the D&O Releasees, the Purchaser Releasees and the Committee Releasees.

         "REORGANIZED DEBTOR" means the Debtor on and after the Effective Date.

         "REORGANIZED GADZOOKS" means Gadzooks, as a Reorganized Debtor pursuant to this Plan, on and after the Effective Date.

         "RIGHTS AGGREGATE SUBSCRIPTION PRICE" means $25 million.

         "RIGHTS OFFERING" means the offering of Subscription Rights to holders of Old Common Stock as described in Section 5.8 of this Plan.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SCHEDULES" means the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs Filed pursuant to section 521(1) of the Bankruptcy Code and the Bankruptcy Rules.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURED CLAIM" means, with respect to the Debtor, a Claim that is secured by a lien on, or security interest in, property of the Debtor, or that has the benefit of rights of setoff under section 553 of the Bankruptcy Code, but only to the extent of the value of the Creditor's interest

DEBTOR'S PLAN OF REORGANIZATION - PAGE 16 in the Debtor's interest in such property, or to the extent of the amount subject to setoff, which value shall be determined as provided in section 506 of the Bankruptcy Code.

         "SECURITIES CLAIM" means any and all Claims which are subject to subordination under Section 510(b) of the Bankruptcy Code, including all claims for fraud, misrepresentation, rescission, reimbursement, contribution, indemnification or damages arising from, under or in connection, directly or indirectly, with (a) all agreements entered into by the Debtor in connection with the issuance of any security including, without limitation, the Old Common Stock, options or Pre-Petition Warrants, or (b) any purchase or sale of any security including, without limitation, the Old Common Stock, options or Pre-Petition Warrants excluding the Investment Agreement and all securities issued under the Investment Agreement and related agreements.

         "SENIOR UNSECURED CLAIMS" means all Allowed Claims for (a) indebtedness of the Debtor to banks, commercial finance lenders, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Debtor which are not Class 2, Class 3 or Class 4 Claims, and (b) amounts owed to equipment lessors pursuant to equipment lease lines approved by the Debtor's Board of Directors, and (c) all obligations and liabilities of the Debtor in connection with the lease of real property, and (d) all modifications, renewals, extensions and refundings of indebtedness, liabilities or obligations of the kind described in any of the preceding clauses, provided, however no indebtedness of the Debtor, all or part of which is convertible into equity, and no indebtedness which has a material equity component shall be designated as Senior Unsecured Claims.

         "SOLICITATION PROCEDURES ORDER" means the order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

         "STANDBY CLOSING DATE" means the third Business Day after the last of the conditions set forth in Articles 5 and 6 of the Investment Agreement have been satisfied or waived (other than those conditions that by their nature are to be fulfilled at the Standby Closing, but subject to the fulfillment or waiver of those conditions), but in no event earlier than three Business Days after the closing of the Rights Offering, unless another time, date, or place is agreed upon in writing by the Debtor and the Purchasers holding at least a majority in dollar amount of the Standby Funding Commitment, on which the Purchasers shall, subject to the terms and conditions of the Investment Agreement, perform their obligations under the Standby Funding Commitment.

         "STANDBY FUNDING COMMITMENT" shall have the meaning set forth in the Investment Agreement.

         "STANDBY SHARES" means those shares of New Common Stock to be acquired by the Purchasers pursuant to Standby Funding Commitment under the Investment Agreement.

         "SUBORDINATION AMOUNT" means the amount which, but for the operation of section 3 of the Notes, providing for the subordination of the Notes to Senior Unsecured Claims, would be distributable to the Holders of Allowed Class 4 Claims.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 17

         "SUBSCRIPTION FORM" means the form to be used by a holder of Old Common Stock to exercise Subscription Rights.

         "SUBSCRIPTION RIGHTS" means the non-transferable, non-certified rights issued to subscribe for shares of New Common Stock at the Exercise Price on the terms and subject to the conditions set forth in Section 5.8 of this Plan.

         "TAX REFUND" means any tax refunds of taxes arising from net operating losses applied to prior tax periods for which the Debtor does not have agreements for refunds with an applicable taxing authority, and which are obtained by the Debtor within the two calendar years following the Effective Date.

         "TARGET DISTRIBUTION AMOUNT" means $12.5 million.

         "TRANCHE B CLAIM" means any and all amounts owed to the Tranche B Lender under the Tranche B Financing Facility, including Claims under all loan documents executed in connection therewith.

         "TRANCHE B FINANCING FACILITY" means the post-Petition Date credit facility extended by the Tranche B Lender to the Debtor pursuant to Section 364 of the Bankruptcy Code in accordance with the terms and conditions set forth in the Tranche B Financing Orders.

         "TRANCHE B FINANCING ORDERS" means that certain Interim Order Authorizing (i) Tranche B Post-Petition Financing, Granting Liens, and Priority Administrative Expense Status; (ii) Approving Modification and Extension of Prior DIP Financing; and (iii) Extending Exclusivity entered by the Bankruptcy Court on October 29, 2004, as amended, modified, and/or made subject to a Final Order.

         "TRANCHE B LENDER" means Gryphon Master Fund, L.P. or one or more of its affiliates, and the participants under Tranche B Financing Facility, and their successors and assigns.

         "UNIMPAIRED CLAIM" means an unimpaired Claim within the meaning of section 1124 of the Bankruptcy Code.

         "UNIMPAIRED CLASS" means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

         "UNLIQUIDATED CLAIM" means any Claim that is undetermined as to amount.

         "UNSECURED CLAIM" means any Claim against a Debtor that is not an Administrative Claim, Priority Tax Claim, Secured Claim, Other Priority Claim, Senior Unsecured Claim, Noteholder Claim, or Securities Claim.

         "UNSECURED CLAIMS RESERVE" means that reserve account established under
Section 7.6(a)(i) of this Plan for the payment of distributions to Classes 4, 5, and 6.

         "VOTING DEADLINE" means the date stated in the Voting Instructions and directed by the Bankruptcy Court by which all Ballots must be received.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 18

         "VOTING INSTRUCTIONS" means the instructions for voting to accept or reject this Plan contained in the section of the Disclosure Statement titled:
"VOTING AND CONFIRMATION PROCEDURES" and specified in the Ballots and the Master Ballots, as approved by the Bankruptcy Court.

         "VOTING RECORD DATE" means the date established by the Bankruptcy Court by which Holders of Allowed Claims and Holders of Allowed Equity Interests are determined for purposes of such Holders' right to submit Ballots to vote to accept or reject this Plan.

         "WARRANTS" means those certain Compensation Warrants and the Purchased Warrants.

         "WORKING CAPITAL" means an amount as of the date of determination equal to the difference between Current Assets and Current Liabilities determined on a basis consistent with the presentation in the Base Model.

Section 1.2 Rules of Interpretation

         For purposes of this Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference in this Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be in such form in all material respects or in all material respects on such terms and conditions; (c) any reference in this Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in this Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to this Plan; (e) the words "herein" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan; and (h) any term used in capitalized form in this Plan that is not defined herein but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

Section 1.3 Governing Law

         Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any note, contract, instrument, release, indenture or other agreement or document entered into in connection with this Plan (including, without limitation, the Investment Agreement), the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the internal substantive and procedural laws of Texas, without giving effect to the principles of conflicts of law of Texas; provided, however, that laws of the state of incorporation of the Debtor shall govern corporate governance matters with respect to the Debtor, without giving effect to the principles of conflicts of laws thereof.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 19

                                   ARTICLE II

                              ADMINISTRATIVE CLAIMS

Section 2.1 Administrative Claims

         Subject to the provisions of sections 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim shall be paid the full unpaid amount of such Allowed Administrative Claim in Cash on the Effective Date or as soon as practicable thereafter, or on such other terms as may be agreed upon by such Holder of such Administrative Claim and the Debtor or the Reorganized Debtor with the consent of the Equity Committee and the Purchasers (not to be unreasonably withheld), or otherwise upon order of the Bankruptcy Court; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtor pursuant to this Plan and unpaid as of the Effective Date, shall be assumed on the Effective Date and paid or performed by the Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations. All requests for payment of Administrative Claims (other than Professional Fees and claims arising in the ordinary course of business) arising on or before the Effective Date must be Filed by the Business Day that is the 30th day after the Effective Date or the Holders thereof shall be forever barred from asserting such Administrative Claims against the Debtor or the Reorganized Debtor.

Section 2.2 Professional Fees

         All final applications for Professional Fees for services rendered and disbursements incurred, in connection with the Chapter 11 Cases prior to the Effective Date shall be Filed not later than thirty (30) days after the Effective Date. Professional Fees for services rendered, and disbursements incurred, from and after the Effective Date shall be paid by the Reorganized Debtor in the ordinary course.

Section 2.3 DIP Financing Claims and Tranche B Claim

         Notwithstanding anything else contained in the Disclosure Statement, Plan or Confirmation Order, or any amendments or modifications thereto, and notwithstanding the Confirmation of this Plan, the DIP Lender, as the Holder of the DIP Financing Claim, and the Tranche B Lender, as the Holder of the Tranche B Claim, which are secured Administrative Claims, shall be entitled to all the liens, protections, benefits, and priorities granted to the DIP Lender and Tranche B Lender under the DIP Financing Orders and the Tranche B Financing Orders. All such liens, protections, benefits, and priorities granted to the DIP Lender and Tranche B Lender under the DIP Financing Orders and Tranche B Financing Orders shall continue until such Claims are indefeasibly paid in full, which secured Administrative Claims, by reason of the DIP Financing Orders and Tranche B Financing Orders (a) are deemed Allowed and payable in their entirety,
(b) include unpaid principal, accrued but unpaid interest, and attorneys' fees, costs and expenses through the date of the full and indefeasible payment of the DIP Financing Claim and Tranche B Claim, respectively, and (c) are secured by reason of the valid, prior and perfected liens and security interests granted under or in connection with the DIP Financing Facility and Tranche B Financing Facility loan documents and confirmed by the DIP

DEBTOR'S PLAN OF REORGANIZATION - PAGE 20

Financing Orders and Tranche B Financing Orders. All payments of the DIP Financing Claim and Tranche B Claim through the Effective Date shall be deemed to have been indefeasibly paid. All amounts owing with respect to the DIP Financing Claim and Tranche B Claim shall be indefeasibly paid in full in Cash on the earliest of an event of default (as provided under the DIP Financing Facility and Tranche B Financing Facility loan documents), or the Effective Date from the New Credit Facility to the extent not paid from the Offering Proceeds. On the Effective Date, the Debtor shall execute and deliver a payoff and release letter consistent with the terms hereof and the DIP Lender and Tranche B Lender shall cooperate in providing any appropriate documentation to evidence the payment and release of the DIP Financing Claim and the Tranche B Claim.

                                   ARTICLE III

         CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

Section 3.1 Summary

         The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including voting, Confirmation and distribution pursuant to this Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date. The treatment afforded to the Creditors or Equity Interest Holders as set forth hereunder shall be in full satisfaction, settlement, release, and discharge for and in exchange for such Creditors' Claims and such Equity Interest Holders' Equity Interests, respectively. The Claims (except for Administrative Claims, and DIP Financing Claim and the Tranche B Financing Claim, which are described above and which are not required to be classified pursuant to section 1123(a)(i) of the Bankruptcy Code) and Equity Interests against the Debtor are classified as follows:

                           CLASS                               STATUS                       VOTING RIGHTS
--------------------------------------------------------------------------------------------------------------
Class 1          Priority Tax Claims                          Unimpaired                  Not Entitled to Vote
Class 2          Other Priority Claims                        Unimpaired                  Not Entitled to Vote
Class 3          Other Secured Claims                         Unimpaired                  Not Entitled to Vote
Class 4          Noteholder Claims                            Impaired                    Entitled to Vote
Class 5          Unsecured Claims                             Impaired                    Entitled to Vote
Class 6          Senior Unsecured Claims                      Impaired                    Entitled to Vote

DEBTOR'S PLAN OF REORGANIZATION - PAGE 21

Class 7          Old Common Stock                             Impaired                    Entitled to Vote
Class 8          Pre-Petition Warrants and Securities Claims  Impaired                    Not Entitled to Vote

Section 3.2 Classification and Treatment of Claims Against and Equity Interests in the Debtor

         (a) Class 1- Priority Tax Claims

                  (i) Classification: Class 1 consists of all Priority Tax Claims against the Debtor.

                  (ii) Treatment: The legal, equitable and contractual rights of the Holders of Class 1 Claims are unaltered by this Plan. Unless the Holder of such Claim and the Debtor agrees to a different treatment, each Holder of an Allowed Class 1 Priority Tax Claim shall receive one of the following alternative treatments, at the election of the Debtor:

                           (A) Except with respect to Allowed Priority Tax
                  Claims that the Debtor elects to pay pursuant to subparagraphs
                  (B) or (C) below, each Allowed Priority Tax Claim shall be paid by the Debtor in full, in Cash upon the latest of (i) the Effective Date, (ii) the date upon which there is a Final Order allowing such Allowed Priority Tax Claim, (iii) the date such Allowed Priority Tax Claim would have been due and payable if the Chapter 11 Case had not been commenced, or (iv) as may be agreed upon between the Holder of such Allowed Priority Tax Claim and the Debtor or Reorganized Debtor.

                           (B) The Debtor may, at its option, in lieu of payment
                  in full of an Allowed Priority Tax Claim on the date when it would otherwise have been paid under subparagraph (A) above, make Cash payments on account of such Allowed Priority Tax Claim, deferred to the extent permitted pursuant to section 1129(a)(9)(C) of the Bankruptcy Code and, in such event, interest shall be paid on the unpaid portion of such Allowed Priority Tax Claim at a rate to be agreed upon by the Debtor and the applicable governmental unit or as determined by the Bankruptcy Court.

                           (C) If an Allowed Priority Tax Claim is for a tax
                  assessed against property of the Debtor's Estate and that Allowed Priority Tax Claim may also be classified as an Allowed Other Secured Claim, the Debtor may, at its option, elect to treat such Allowed Priority Tax Claim as an Allowed Other Secured Claim.

                  (iii) Voting: Class 1 is unimpaired. The Holders of Class 1 Priority Tax Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and the Holders of Claims in Class 1 are not entitled to vote to accept or reject this Plan.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 22

         (b) Class 2- Other Priority Claims

                  (i) Classification: Class 2 consists of all Other Priority Claims against the Debtor (and shall not include Administrative Claims, Priority Tax Claims or the DIP Financing Claim or the Tranche B Claim).

                  (ii) Treatment: The legal, equitable and contractual rights of the Holders of Class 2 Claims are unaltered by this Plan. Unless the Holder of such Claim and the Debtor agrees to a different treatment, each Holder of an Allowed Class 2 Other Priority Claim shall receive one of the following alternative treatments, at the election of the
         Debtor:

                           (A) to the extent then due and owing on the Effective
                  Date, such Claim shall be paid in full in Cash by the Reorganized Debtor on the Effective Date, or as soon thereafter as is practicable; or

                           (B) to the extent not due and owing on the Effective
                  Date, such Claim shall be paid in full in Cash by the Reorganized Debtor when and as such Claim becomes due and owing in the ordinary course of business.

         Any default with respect to any Class 2 Other Priority Claim that existed immediately prior to the Petition Date shall be deemed cured upon the Effective Date.

                  (iii) Voting: Class 2 is unimpaired. The Holders of Class 2 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and the Holders of Class 2 Claims are not entitled to vote to accept or reject this Plan.

         (c) Class 3 - Other Secured Claims

                  (i) Classification: Class 3 consists of all Other Secured Claims. Each such Other Secured Claim shall be deemed to be in its own subclass of Class 3 unless otherwise expressly stated in the Plan Supplement. Each such subclass is unimpaired.

                  (ii) Treatment: The legal, equitable and contractual rights of the Holders of Other Secured Claims against the Debtor are unaltered by this Plan. Unless the Holder of such Claim and the Debtor, with the consent of the Equity Committee, agree to a different treatment, each Holder of an Allowed Other Secured Claim shall receive one of the following alternative treatments, at the election of the Debtor, with the consent of the Equity Committee:

                           (A) the Reorganized Debtor shall execute a written
                  undertaking in favor of the Holder of such Claim, whereby the Reorganized Debtor assumes such Claim and leaves unaltered such Holder's legal, equitable and contractual rights with respect to such Claim; or

DEBTOR'S PLAN OF REORGANIZATION - PAGE 23

                           (B) notwithstanding any contractual provision or
                  applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, the Reorganized Debtor shall:

                                    (i)     cure any such default that occurred
                                            before or after the Petition Date,
                                            other than a default of a kind
                                            specified in section 365(b)(2) of
                                            the Bankruptcy Code,

                                    (ii)    reinstate the maturity of such Claim
                                            as such maturity existed before such
                                            default,

                                    (iii)   compensate the Holder of such Claim
                                            for any damages incurred as a result
                                            of any reasonable reliance by such
                                            Holder on such contractual provision
                                            or such applicable law, and

                                    (iv)    execute a written undertaking in
                                            favor of such Holder, whereby the
                                            Reorganized Debtor assumes such
                                            Claim and does not otherwise alter
                                            the legal, equitable or contractual
                                            rights of such Holder with respect
                                            to such Claim; or

                           (C) the Reorganized Debtor shall surrender to the
                  Holder all collateral securing such Holder's Claim and such Holder shall be Allowed a Class 5 Unsecured Claim if and to the extent that the Bankruptcy Court determines that the value of the Holder's collateral was less than its total Allowed Secured Claim.

                  (iii) Voting: Each subclass of Class 3 Other Secured Claims is unimpaired. The Holders of Class 3 Other Secured Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, and the Holders of Claims in Class 3 are not entitled to vote to accept or reject this Plan.

         (d) Class 4 - Noteholder Claims

                  (i) Classification: Class 4 consists of the Noteholder Claims.

                  (ii) Treatment:

                           (A) Subject to the provisions of Section 12.13 of this Plan, the Noteholders in Class 4 shall be deemed to have received in full satisfaction of their Allowed Noteholder Claims their Pro Rata Share, along with the Claims in Classes 5 and 6, of the Net Trust Assets. The portion of the Net Trust Assets attributable to the Class 4 Noteholder Claims shall be paid 1/6th to Holders of Allowed Class 5 Claims pursuant to Section 3.2(e)(ii)(B) of this Plan and 5/6ths to holders of Allowed Class 6 Claims pursuant to Section 3.2(f)(ii)(B) of this Plan, provided that, to the extent the Distribution Trust Representative determines that payment of the full amount of the Subordination Amount to Holders of Allowed Class 6 Claims would result in the satisfaction in full of such

DEBTOR'S PLAN OF REORGANIZATION - PAGE 24

                           Claims, plus interest, any such excess amount will be paid to the Holders of Allowed Class 4 Claims. No Holder of an Allowed Class 4 Claim will have any right of subrogation against the Debtor or the Distribution Trust.

                           (B) In addition, if a Holder of a Class 4 Noteholder Claim (a "Participating Noteholder Claim") timely votes in favor of confirmation of this Plan and signs and delivers on or before the Voting Deadline (except as such deadline may be extended by the Debtor after consultation with the Equity Committee) to the Debtor (with a contemporaneous copy to the Equity Committee) an assignment to the Debtor of all claims of such Class 4 Noteholder against the Releasees, the Debtor's auditors and all other persons or entities against whom such Class 4 Noteholder may have claim arising out of, or related to, the Debtor, its financial reporting, or operations, such Holder of a Participating Noteholder Claim will receive Subscription Rights entitling such Holder to purchase such number of shares of New Common Stock as if such Holder had converted his/her Notes to Old Common Stock pursuant to the terms of the Notes (at $5.00 share) prior to the Ledger Closing Date and participate in the Rights Offering under Section 5.8 of this Plan. If a Holder of a Noteholder Claim does not accept the treatment in this Section 3.2(d)(ii)(B) and elect to participate in the Rights Offering as a Holder of a Participating Noteholder Claim, such Holder shall have no right to participate in the Rights Offering. Any Subscription Rights granted pursuant to this Section 3.2(d)(ii)(B) shall not be subject to Section 7.5 of this Plan or other subordination in favor of other creditors. The Debtor will mail a Subscription Form to each Holder of a Noteholder Claim that timely votes in favor of confirmation and provides the assignment contemplated in this Section 3.2(d)(ii)(B) by the Voting Deadline, together with appropriate instructions for the proper completion, due execution and timely delivery of the Subscription Form, as well as instructions for the payment of the Exercise Price.

                  (iii) Voting: Class 4 is impaired. The Holders of Class 4 Noteholder Claims are entitled to vote to accept or reject this Plan.

         (e) Class 5 - Unsecured Claims

                  (i) Classification: Class 5 consists of the Claims of Holders of Unsecured Claims against the Debtor, and does not include the DIP Financing Claim, the Tranche B Claim, Administrative Claims, Priority Tax Claims, Other Priority Claims, Other Secured Claims, Noteholder Claims, Securities Claims, or Senior Unsecured Claims.

                  (ii) Treatment: Each Holder of a Class 5 Claim shall receive in full satisfaction of all of its Class 5 Claims, (A) Cash in the amount of its Pro Rata Share, along with the Claims in Classes 4 and 6, of the Net Trust Assets, and (B) to the extent its Class 5 Claims are not paid in full by the payment in the preceding subsection (e)(ii)(A), its Pro Rata Share of 1/6th of the Subordination Amount.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 25

                  (iii) Voting: Class 5 is impaired. The Holders of Class 5 Unsecured Claims are entitled to vote to accept or reject this Plan.

         (f) Class 6 - Senior Unsecured Claims

                  (i) Classification: Class 6 consists of the Senior Unsecured Claims.

                  (ii) Treatment: Each Holder of a Class 6 Claim shall receive in full satisfaction of all of its Class 6 Claims, (A) Cash in the amount of its Pro Rata Share, along with the Claims in Classes 4 and 5, of the Net Trust Assets, and (B) its Pro Rata share of 5/6ths of the Subordination Amount.

                  (iii) Voting: Class 6 is impaired. The Holders of Class 6 Senior Unsecured Claims are entitled to vote to accept or reject this Plan.

         (g) Class 7 - Old Common Stock

                  (i) Classification: Class 7 consists of all Old Common Stock.

                  (ii) Treatment: On the Effective Date, Equity Interests in Gadzooks evidenced by shares of Old Common Stock, automatically and without any action on the part of the Holders thereof, the Debtor or the Reorganized Debtor, shall be cancelled and extinguished. Pursuant to the Registration Statement and as set forth in Section 5.8 of this Plan, each Holder of Old Common Stock shall be entitled to subscribe to purchase shares of New Common Stock in the Rights Offering.

                  (iii) Voting: Class 7 is impaired, and the Holders of Class 7 Old Common Stock are entitled to vote to accept or reject this Plan.

         (h) Class 8 - Pre-Petition Warrants and Securities Claims

                  (i) Classification: Class 8 consists of the Holders of Pre-Petition Warrants and Securities Claims.

                  (ii) Treatment: On the Effective Date, the Pre-Petition Warrants and Securities Claims shall be cancelled and the Holders of Class 8 Pre-Petition Warrants and Securities Claims shall not receive or retain any distributions under this Plan.

                  (iii) Voting: Holders of Class 8 Pre-Petition Warrants and Securities Claims are impaired. No distributions shall be made to Holders of Class 8 Pre-Petition Warrants and Securities Claims, and such Holders are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Class 8 is not entitled to vote to accept or reject this Plan.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 26

                                   ARTICLE IV

                       ACCEPTANCE OR REJECTION OF THE PLAN

Section 4.1 Classes Entitled to Vote

         (a) Classes 1, 2, and 3 are Unimpaired Classes under this Plan and are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.

         (b) Class 8 will not receive or retain any distributions or property under this Plan and the Holders of Claims and Equity Interests in such Classes are conclusively presumed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.

         (c) Classes 4, 5, 6 and 7 are Impaired Classes under this Plan and are entitled to vote to accept or reject this Plan.

Section 4.2 Non-Consensual Confirmation

         If a Class fails to accept this Plan by the statutory majorities provided in section 1126(c) of the Bankruptcy Code, the Debtor reserves the right to request the Bankruptcy Court to confirm this Plan as to such rejecting Class.

                                    ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THIS PLAN

Section 5.1 Continued Corporate Existence and Vesting of Assets in the Reorganized Debtor

         The Reorganized Debtor shall continue its corporate existence on and after the Effective Date, with all express, incidental and attendant powers granted to it under the Amended Certificate of Incorporation and Amended Bylaws and the laws of the state of its organization and without prejudice to any right hereafter to alter or terminate such existence (whether by contract, operation of law or otherwise) under such applicable state law.

Section 5.2 Cancellation of Equity Interests in Gadzooks

         At the close of business on the Effective Date, without any further action by the Debtor, Reorganized Debtor or, except as specifically provided in this Plan, any record Holder, and except as specifically provided in this Plan,
(a) the Equity Interests, after giving effect to the provisions of Section 3.2 of this Plan and to the extent not theretofore cancelled, automatically shall be cancelled and (b) the obligations of the Debtor in respect of the Equity Interests and under the Debtor's certificate of incorporation or certificate of designations, and under any other agreements or instruments governing Equity Interests, including but not limited to any shareholders rights plan and the Notes, then in effect, and all rights and interests of the Holders in respect thereof shall be discharged and extinguished.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 27

Section 5.3 Issuance of Plan Securities and Other Securities, Certificates and Instruments

         To the extent and in the manner provided in this Plan and subject to applicable United States federal and state securities laws and any relevant exemptions therefrom:

         (a) The issuance by Reorganized Gadzooks of shares of New Common Stock contemplated by the Plan to be issued as and when required pursuant to the Rights Offering, the Standby Funding Commitment, the Warrants, and the Equity Incentive Plan as set forth in section 5.6(c) of this Plan is hereby authorized without further act or action by the board of directors of the Debtor and without further act or action under applicable law, regulation, order or rule.

         (b) The issuance of the Subscription Rights and the Warrants as contemplated to be issued pursuant to this Plan is hereby authorized without further act or action by the board of directors of the Debtor or the Reorganized Debtor, as applicable, and without further act or action under applicable law, regulation, order or rule.

         (c) On the Effective Date, Reorganized Gadzooks shall make all borrowings under the New Credit Facility required by this Plan. On the Effective Date or as soon as practicable thereafter, Reorganized Gadzooks shall issue shares of New Common Stock in accordance with this Plan, the Rights Offering and the Investment Agreement.

         (d) On or immediately after the Effective Date, the Reorganized Gadzooks shall issue the Compensation Warrants to the Purchasers as provided in the Investment Agreement. The Debtor shall fully perform its obligations under the Investment Agreement in accordance with the terms and subject to the conditions of the Investment Agreement. On the Standby Closing Date, the Reorganized Gadzooks shall issue the Purchased Warrants to the Purchasers.

         (e) The Reorganized Debtor shall issue all other securities, certificates, instruments and other documents required to be issued under the terms of and in accordance with this Plan, and together with the other parties signatory thereto shall execute and deliver all agreements, instruments, and other documents required to be executed and delivered under this Plan. All Plan documents shall become effective and binding in accordance with their respective terms and conditions on the parties thereto and shall be deemed to become effective simultaneously on the Effective Date.

         (f) On or prior to the Effective Date, Reorganized Gadzooks shall be prohibited from issuing securities other than as set forth in this Plan.

Section 5.4 Reserve for New Common Stock

         Reorganized Gadzooks is hereby authorized, without further act or action by the board of directors and without further act or action under applicable law, regulation, order or rule, to reserve from the authorized shares of New Common Stock, that number of shares of New Common Stock required for issuance (a) pursuant to (i) the Subscription Rights (ii) the fulfillment by the Purchasers of the Standby Funding Commitment, and (iii) the Warrants, and (b) under the Equity Incentive Plan implemented pursuant to Section 5.6 of this Plan as approved by the Majority Purchasers. The board of directors of Reorganized Gadzooks may, at any time

DEBTOR'S PLAN OF REORGANIZATION - PAGE 28 and from time to time after the Effective Date, reduce the number of shares of New Common Stock so authorized or reserved at any time as it deems appropriate to the extent it determines in good faith that such reserve exceeds the number of shares needed to satisfy the foregoing requirements.

Section 5.5 Timing of Issuance

         The shares of New Common Stock issued upon the exercise of the Subscription Rights and/or the fulfillment by the Purchasers of the Standby Funding Commitment, as the case may be, shall, in each case, be deemed issued on the Effective Date when so issued, in accordance with the terms of the Subscription Rights and the Standby Funding Commitment, respectively, and together with the shares of New Common Stock to be issued pursuant to the exercise of the Warrants, upon such issuance shall be validly issued, fully paid and non-assessable.

Section 5.6 Corporate Governance, Directors and Officers, and Corporate Actions

         (a) Amended Certificate of Incorporation

         Not later than the Effective Date, the Reorganized Debtor shall file an Amended Certificate of Incorporation with the Secretary of State of the State of Texas. The Amended Certificate of Incorporation shall, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code, subject to further amendment as permitted by applicable law, and the Amended Certificate of Incorporation shall change, if required, the number of authorized shares of New Common Stock necessary to implement this Plan.

         (b) Directors and Officers of the Reorganized Debtor

                  (i) As of the Effective Date, Reorganized Gadzooks' board of directors and officers shall be constituted as follows:

                           (A) The number of directors on Reorganized Gadzooks' board of directors shall be fixed at seven.

                           (B) Reorganized Gadzooks' initial post-Effective Date board of directors (the "Initial Board") shall be comprised as follows:

                                    (I)      Five of the Initial Board members
                                             shall be selected by the Equity
                                             Committee and at least three of
                                             whom shall satisfy the director
                                             independence requirements of the
                                             Nasdaq Stock Market and two of whom
                                             shall be selected by the senior
                                             management of Reorganized Gadzooks,
                                             one whom shall satisfy the director
                                             independence requirements of the
                                             Nasdaq Stock Market;

                           (C) The initial officers and directors of the Reorganized Debtor shall be identified in the Plan Supplement. Each such director and officer shall serve from and after the Effective Date until his or her

DEBTOR'S PLAN OF REORGANIZATION - PAGE 29
                                    earlier death, removal or resignation and until his or her respective successors are duly appointed, elected and qualified, as applicable, in accordance with applicable law and the terms of the Amended Certificates of Incorporation, Amended By-Laws and other constituent documents of the Reorganized Debtor.

                  (ii) On and after the Effective Date, Reorganized Gadzooks' Amended By-Laws shall not (x) contain any "fair price" provision; (y) contain any provision staggering the terms of the board of directors; and (z) contain any super-majority voting provision. Shareholders of Reorganized Gadzooks holding more than twenty-five (25%) of the outstanding shares of the New Common Stock will be entitled to call special meetings of shareholders.

         (c) Equity Incentive Plan

         Reorganized Gadzooks shall be authorized to implement an omnibus employee and non-management director and consultant equity incentive plan. Such Equity Incentive Plan shall be contained in a Plan Supplement Filed in accordance with Section 12.11 of this Plan in form and substance acceptable to the Majority Purchasers and the Equity Committee. The solicitation of votes of this Plan shall include and be deemed to be a solicitation of approval of the Equity Incentive Plan by the Holders of New Common Stock. Entry of the Confirmation Order shall constitute such approval.

         (d) Corporate Authorizations

                  (i) On the Effective Date, the filing of Amended Certificates of Incorporation and other applicable constituent instruments, Amended By-Laws, and Equity Incentive Plan, the nomination and election of initial directors and officers for the Reorganized Debtor, and all other actions contemplated by this Plan shall be authorized and approved in all respects, without any requirement of further action by the security Holders or directors of the Debtor or the Reorganized Debtor. On the Effective Date, the entry by the Reorganized Debtor into the New Credit Facility, together with the execution and delivery of all related documents shall be authorized and approved in all respects, without any requirement of further action by the security Holders or directors of the Debtor or the Reorganized Debtor.

                  (ii) On the Effective Date, the appropriate officers of the Reorganized Debtor and members of the Board of Directors of the Reorganized Debtor shall be authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by this Plan in the name of and on behalf of the Reorganized Debtor, without any requirement or further action by the equity security Holders or directors of the Debtor or the Reorganized Debtor.

Section 5.7 Issuance of New Securities Pursuant to Plan: Exemptions from Securities Laws

         (a) Except as provided below, the offer, sale and issuance of Plan Securities as provided in this Plan shall be exempt from the registration requirements of the Securities Act, pursuant to section 1145(a) of the Bankruptcy Code, such that the securities may be resold by

DEBTOR'S PLAN OF REORGANIZATION - PAGE 30 the Holders thereof without transfer restrictions pursuant to Section 5 of and Rule 144 under the Securities Act, except to the extent that any such Holder is deemed to be an "underwriter" as defined in section 1145(b)(1) of the Bankruptcy Code with respect to such securities. In the event that the issuance of any Plan Securities is deemed not to qualify for the exemption from the registration requirement provided under Section 1145 of the Bankruptcy Code, such Plan Securities will be issued in accordance with the Registration Statement.

         (b) The Subscription Rights shall not be exercisable except during the period after the Registration Statement is declared effective by the SEC and such effectiveness is continuing.

Section 5.8 Rights Offering; Standby Funding Commitment

         (a) On or after the Confirmation Date and prior to the Effective Date, upon the Registration Statement being declared effective by the SEC and not subject to any stop order, Holders of Old Common Stock shall be issued Subscription Rights entitling each such Holder to subscribe for up to that number of shares of New Common Stock equal to the product of (x) the ratio (expressed as a percentage) of the number of shares of Old Common Stock held by such Holder as of the Ledger Closing Date to the aggregate number of shares of Old Common Stock issued and outstanding as of the Ledger Closing Date multiplied by (y) that number of shares of New Common Stock that, when multiplied by the Exercise Price, equals the Rights Aggregate Subscription Price. For purposes of the Rights Offering and this Section 5.8, all references to Holders of Old Common Stock shall be deemed to include Holders of Participating Noteholder Claims unless the context requires otherwise. No fractional shares of New Common Stock will be issued upon the exercise of Subscription Rights. When any exercise of Subscription Rights would result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual number of shares will be rounded such that fractions of one-half (1/2) or greater will be rounded up to the next higher whole number and fractions of less than one-half (1/2) will be rounded down to the next lower whole number with no further payment or other distribution therefor. Neither the Debtor, Reorganized Gadzooks nor the Disbursing Agent will have any obligation to make a distribution that is less than one (1) share of New Common Stock. Fractional shares of New Common Stock that are not distributed in accordance with this Plan will be returned to Reorganized Gadzooks. The total number of shares of New Common Stock to be issued pursuant to the Rights Offering will be adjusted as necessary to account for the rounding provided for herein. The exercise price per share for the New Common Stock to be acquired upon the exercise of Subscription Rights shall be the Exercise Price. Each Holder of Old Common Stock (i) may exercise all or any portion of such Holder's Subscription Rights, provided that the exercise of any Subscription Rights shall be irrevocable, and (ii) must affirmatively elect to exercise its Subscription Rights by returning a duly completed Subscription Form on or prior to the Expiration Date. After the Expiration Date, except as determined by the Debtor in consultation with the Equity Committee and subject to the terms and conditions of the Investment Agreement, unexercised Subscription Rights shall be treated as acquired by the Purchasers and any exercise of Subscription Rights by any person other than the Purchasers after the Expiration Date shall be null and void and the Debtor shall not be obligated to honor any such purported exercise regardless of when the documents relating to such exercise were sent.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 31

         (b) In order to exercise Subscription Rights, each Holder of Old Common Stock must: (a) return a duly completed Subscription Form to the Debtor or its designee so that such form is actually received by the Debtor or its designee on or before the Expiration Date; and (b) pay to the Debtor or its designee on or before the Expiration Date such holder's Exercise Price in accordance with the wire instructions set forth on the Subscription Form or by bank or cashier's check delivered to the Debtor or its designee along with the Subscription Form. If, on or prior to the Expiration Date, the Debtor or its designee for any reason does not receive from a given holder of Subscription Rights both a duly completed Subscription Form and immediately available funds in an amount equal to such holder's Exercise Price, such holder shall be deemed to have relinquished and waived its right to participate in the Rights Offering. The payments made in accordance with the Rights Offering shall be deposited and held by the Debtor or its designee in a trust account or similarly segregated account or accounts which shall be separate and apart from the Debtor's general operating funds and any other funds subject to any lien or any cash collateral arrangements and which segregated account or accounts will be maintained for the purpose of holding the money for administration of the Rights Offering until the Effective Date. The Debtor or its designee shall not use such funds for any other purpose prior to the Effective Date and shall not encumber or permit such funds to be encumbered with any lien or similar encumbrance. Notwithstanding the foregoing, in order for a Holder of Old Common Stock to exercise its Subscription Rights, such holder must provide its instruction to its bank, broker, or other nominee or to its agent. The bank, broker, or other nominee or its agent, in turn, must then convey the instruction on a master Subscription Form, and arrange for the proper payment either through the Depository Trust Company ("DTC") or, if DTC is unable to act as intermediary for subscription instructions and payments, by following the payment instructions outlined above.

         (c) The Debtor or its designee, after consultation with the Equity Committee, may determine the identity of any holders and may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as it may determine or reject the exercise of any Subscription Right. A subscription will not be deemed to have been made until all irregularities have been waived or cured within such time as the Debtor after consultation with the Equity Committee determines. The Debtor will not be under any duty to give notification of any defect in a subscription or incur any liability for failure to give any such notification.

         (d) The Debtor will mail the Subscription Form to each Holder of Old Common Stock as of the Ledger Closing Date together with appropriate instructions for the proper completion, due execution and timely delivery of the Subscription Form, as well as instructions for the payment of the Exercise Price for that portion of the Subscription Rights sought to be acquired by such Holder. As promptly as practicable (and, in any event, not later than ten (10) Business Days) following the Effective Date, the Debtor or its designee will deliver to each Holder of Old Common Stock that has sought to exercise its Subscription Rights a written statement specifying the number of shares of New Common Stock that were acquired by such Holder in the Rights Offering. The Debtor in consultation with the Equity Committee may adopt such additional detailed procedures consistent with the provisions of this Plan to more efficiently administer the exercise of the Subscription Rights.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 32

         (e) Each Holder of Old Common Stock shall bear the risk of delivery of documents and payments required to be delivered by the Holder with respect to which Subscription Rights are exercised, not the Debtor, the Equity Committee or any other party.

         (f) The exercise of all Subscription Rights to purchase shares of New Common Stock in the Rights Offering is subject to and conditioned upon the occurrence of the Effective Date of the Plan. If the Effective Date does not occur, each Holder of Old Common Stock that has timely submitted a Subscription Form and tendered payment for the exercise of Subscription Rights will be refunded all of the Exercise Price tendered by such Holder, without interest, as promptly as practicable.

         (g) Except as permitted by the Debtor in consultation with the Equity Committee, Subscription Rights that are deemed undeliverable in accordance with
Article VII of this Plan shall expire on the Expiration Date.

         (h) To the extent that, for any reason, the Subscription Rights are not exercised in full on or prior to the Expiration Date, on the Standby Closing Date each of the several Purchasers shall, subject to the terms and conditions of the Investment Agreement, purchase at the Exercise Price that number of shares of New Common Stock contemplated to be purchased by each of them in the Investment Agreement.

         (i) Reorganized Gadzooks shall use commercially reasonable efforts to cause the New Common Stock to be listed for trading on a national stock exchange or qualified for quotation on the Nasdaq National Market or, to the extent that Reorganized Gadzooks does not qualify for listing on a national stock exchange or quotation on the Nasdaq Stock Market National Market, the Nasdaq Stock Market Small Cap Market. If Reorganized Gadzooks does not qualify for quotation of the New Common Stock on the Nasdaq Stock Market Small Cap Market, Reorganized Gadzooks shall use commercially reasonable efforts to cause the New Common Stock to be eligible for quotation on the OTC Bulletin Board.

         (j) The number of shares of New Common Stock that may be subscribed for in the Rights Offering by each Holder of Old Common Stock will be recalculated on the Expiration Date to account for any Holders of Participating Noteholder Claims that exercise Subscription Rights as contemplated in Section 3.2(d)(ii)(B) of this Plan and each properly exercising Holder of Old Common Stock under the Rights Offering shall only be entitled to purchase the number of shares so recalculated. The difference between the price actually paid by such exercising Holders of Old Common Stock on the submission of their Subscription Forms and the Exercise Price for the number of shares of New Common Stock which they are permitted to purchase as a result of this recalculation shall be refunded, without interest, as soon as reasonably practicable after the Expiration Date. If as a result of Holders of Participating Noteholder Claims participating in the Rights Offering more than all of the shares of New Common Stock subject to the Rights Offering have been subscribed for pursuant to the exercise of the Subscription Rights, each properly exercising Holder of Old Common Stock shall be cut back pro rata such that the maximum number of shares of New Common Stock which such Holders may purchase on the exercise of their respective Subscription Rights will be equal to the product of (x) the ratio (expressed as a percentage) of the number of shares of Old Common Stock held by each such Holder as of the Ledger Closing Date to (i) the aggregate number of

DEBTOR'S PLAN OF REORGANIZATION - PAGE 33 shares of Old Common Stock issued and outstanding as of the Ledger Closing Date plus (ii) the aggregate number of shares of Old Common Stock which Holders of Participating Noteholder Claims are deemed to hold as of the Expiration Date multiplied by (y) that number of shares of New Common Stock that, when multiplied by the Exercise Price, equals the Rights Aggregate Subscription Price. The maximum number of shares of New Common Stock that each Holder of a Participating Noteholder Claim may purchase on the exercise of Subscription Rights shall be equal to the product of (x) the ratio (expressed as a percentage) of the number of shares of Old Common Stock deemed to be held by each such Holder as a result of Section 3.2(d)(ii)(B) of this Plan as of the Expiration Date to (i) the aggregate number of shares of Old Common Stock issued and outstanding as of the Ledger Closing Date plus (ii) the aggregate number of shares of Old Common Stock which Holders of Participating Noteholder Claims are deemed to hold as of the Expiration Date multiplied by (y) that number of shares of New Common Stock that, when multiplied by the Exercise Price, equals the Rights Aggregate Subscription Price.

Section 5.9 Warrants

         (a) On the Standby Closing Date, the Warrants shall be issued to the Purchasers, as provided in the Investment Agreement.

         (b) The exercise price per share for the Compensation Warrants shall be equal to the Exercise Price. The Exercise Price of the Purchased Warrants shall be $0.0001 per share. The terms of the Warrants, are set forth in the forms attached to the Investment Agreement attached as Exhibit E to the Disclosure Statement.

Section 5.10 (Intentionally Omitted)

Section 5.11 New Credit Facility

         Not later than the Effective Date, the Reorganized Debtor shall enter into the New Credit Facility, and a revolving loan commitment (subject to prerequisite borrowing base sublimits) of not less than $20 million shall then be available to the Reorganized Debtor for borrowing. The New Credit Facility lender(s) and all material terms and conditions of the New Credit Facility shall be set forth in the Plan Supplement and shall be acceptable to the Equity Committee and the Majority Purchasers.

Section 5.12 Hart-Scott-Rodino Compliance

         Notwithstanding any provision herein to the contrary, any shares of New Common Stock to be distributed under this Plan to any entity required to file a Premerger Notification and Report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable to that entity under such act shall have expired or been earlier terminated.

Section 5.13 Applicability of Section 1125 of the Bankruptcy Code

         The protections afforded by section 1125(e) of the Bankruptcy Code with regard to the solicitation of acceptances or rejections of this Plan and with regard to the offer, issuance, sale or purchase of the Plan Securities shall apply to the full extent provided by law, and the entry of the

DEBTOR'S PLAN OF REORGANIZATION - PAGE 34

Confirmation Order shall constitute the Bankruptcy Court's finding that the Debtor, the Reorganized Debtor, the Equity Committee, the Purchasers and each of their respective officers, directors, managers, members, affiliates, associates, employees, agents, attorneys, accountants, and Professionals, have acted in good faith with respect to, and in compliance with, the provisions of the Bankruptcy Code applicable to the offer, issuance, sale or purchase of the Plan Securities.

Section 5.14 Sources of Cash for Plan Distribution

         All Cash necessary for the Reorganized Debtor to make payments under this Plan shall be obtained from: (a) the net proceeds of the sale of the Offered Shares either upon exercise of the Subscription Rights or as a result of the purchase by the Purchasers of the Offered Shares pursuant to the Standby Funding Commitment; (b) existing Cash balances; (c) the operating cash flows of the Debtor or Reorganized Debtor; and (d) the proceeds from borrowings under the New Credit Facility. Any payment or distributions of Cash by the Reorganized Debtor under this Plan shall be made at the Reorganized Debtor's option by check drawn on a United States domestic bank or by electronic wire transfer.

Section 5.15 Revesting of Assets

         Except as otherwise specified herein, the property of the Estate of the Debtor shall vest in the Reorganized Debtor on the Effective Date free and clear of all Claims, liens, charges or other encumbrances and Equity Interests (other than New Common Stock and Warrants), provided, however, that the liens of (a) the DIP Lender shall remain on the Debtor's assets until the DIP Financing Claim has been indefeasibly paid in full as provided herein and shall thereupon be deemed released, and the DIP Lender and the Debtor or Reorganized Debtor shall promptly execute all documents and instruments necessary and appropriate to reflect the same; and (b) the Tranche B Lender shall remain on the Debtor's assets until the Tranche B Claim has been indefeasibly paid in full as provided herein and shall thereupon be deemed released, and the Tranche B Lender and the Debtor or Reorganized Debtor shall promptly execute all documents and instruments necessary and appropriate to reflect the same. On and after the Effective Date, the Reorganized Debtor shall operate its business and may use, acquire, or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by this Plan and the Confirmation Order.

Section 5.16 Calculation and Transfer of Trust Assets to the Distribution Trust

         (a) Working Capital Adjustment. The determination of Working Capital and Adjusted Working Capital will be made (i) on a preliminary basis on or before April 7, 2005 based upon the Debtor's accounts as of April 2, 2005 (the "Initial Determination Date"), and (ii) on a final basis within 90 days after the Effective Date based upon the Debtor's accounts as of the Effective Date (the Effective Date being the "Final Determination Date"), in order to allow a final reconciliation and audit, in each case in accordance with the terms and conditions set forth herein.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 35

         (b) To the extent Adjusted Working Capital as of the Initial Determination Date is less than $24,375,000, the Target Distribution Amount will be reduced, on a dollar for dollar basis, by the amount of such difference. To the extent Adjusted Working Capital as of the Initial Determination Date is greater than $25,625,000, the Target Distribution Amount will be increased, on a dollar for dollar basis, by the amount of such excess, subject to the Maximum Distribution Amount. The amount resulting from any such adjustments to the Target Distribution Amount is referred to as the "Preliminary Distribution Amount."

         (c) To the extent Adjusted Working Capital as of the Final Determination Date is less than $24,375,000, the Target Distribution Amount will be reduced, on a dollar for dollar basis, by the amount of such difference. To the extent Adjusted Working Capital as of the Final Determination Date is greater than $25,625,000, the Target Distribution Amount will be increased, on a dollar for dollar basis, by the amount of such excess, subject to the Maximum Distribution Amount. The amount resulting from any such adjustments to the Target Distribution Amount is referred to as the "Final Distribution Amount." The Preliminary Distribution Amount and the Final Distribution Amount are referred to herein as the "Distribution Amount."

         (d) The Preliminary Distribution Amount will be distributed to the Distribution Trust on the Effective Date. To the extent that subsequent to the Effective Date, the Final Distribution Amount is in excess of the Preliminary Distribution Amount, the Debtor will promptly transfer the amount of such excess to the Distribution Trust. To the extent that subsequent to the Effective Date, the Final Distribution Amount is less than the Preliminary Distribution Amount, the Distribution Trust will promptly pay the difference to the Debtor, provided, that, no such payments will cause the actual amount of cash received by the Distribution Trust to be less than the Minimum Distribution Amount or to exceed the Maximum Distribution Amount. The Distribution Trust will place into reserve an amount equal to ten percent (10%) of the Initial Distribution Amount from which to fulfill such obligation, but only to the extent that the Initial Distribution Amount exceeds the Minimum Distribution Amount. Any such reserve will be released upon determination of the Final Distribution Amount.

         (e) Prior to the determination of Working Capital as of the Final Determination Date, the Debtor will cause to be conducted one physical inventory counting of all of its inventory at all locations, and the Debtor will give each of the Committee and the Purchasers not less than ten business days prior notice of such physical inventory count, and will permit representatives of each of them to meet with the parties conducting the physical inventory and to observe the physical inventory. Such physical inventory will be conducted by a third party experienced in such matters as is reasonably acceptable to the Purchasers, the Creditors Committee and the Debtor. Prior to the determination of Working Capital as of the Final Determination Date, the Creditors Committee or the Purchasers may require the Debtor to cause to be conducted one appraisal of the Debtor's inventory, and the Debtor will give each of the Creditors Committee and the Purchasers not less than ten business days prior notice of such appraisal, and will permit representatives of each of them to meet with the parties conducting the appraisal. Such appraisal will be conducted by a third party experienced in such matters as is reasonably acceptable to the Purchasers, the Creditors Committee and the Debtor and will be conducted in accordance with industry standards and practices.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 36

         (f) In the event that prior to the determination of the Preliminary Distribution Amount, the Debtor receives cash proceeds from either of the Great American Litigation or the Tax Refund, the cash proceeds (net of any set-off or counterclaim, out-of-pocket collection costs and expenses incurred by or on behalf of the Debtor, including attorney and accountant fees and expenses), (i) will be added to the Preliminary Distribution Amount as calculated above and distributed to the Distribution Trust on a dollar for dollar basis to the extent necessary to cause the aggregate cash proceeds to be received by the Distribution Trust to equal $11,000,000 (such amount, as may be increased to $11,175,000 as provided in Section 6.15(h) of this Plan, the "Minimum Distribution Amount"), and (ii) after the Minimum Distribution Amount is attained, the Preliminary Distribution Amount as calculated above will be increased on a dollar for dollar basis by one-half of any remaining net cash proceeds received by the Debtor from the Great American Litigation and the Tax Refund. In the event that after determination of the Preliminary Distribution Amount but prior to the second anniversary of the Effective Date, the Debtor receives cash proceeds from either the Great American Litigation or the Tax Refund, the Debtor will distribute one-half of the aggregate net cash proceeds to the Distribution Trust. Notwithstanding the foregoing and except as set forth in Section 6.15(h) of this Plan, in no event will the aggregate proceeds to the Distribution Trust exceed the Maximum Distribution Amount.

         (g) If the Preliminary Distribution Amount is less than the Minimum Distribution Amount, within three Business Days after the Creditors Committee and the Purchasers' receipt of written notice (with a copy to the Equity Committee and the Tranche B Lender) from the Debtor of the final Preliminary Distribution Amount, the Purchasers may, at their sole option, approve and cause the Debtor to increase the Preliminary Distribution Amount up to the Minimum Distribution Amount. In the event the Purchasers decline, at their sole option, to cause such increase, within three Business Days thereafter, the Creditors Committee may either (i) accept such lesser distribution amount and consummate the Plan, or (ii) reject such lesser distribution amount. If either the Purchasers or the Creditors Committee, as applicable, does not respond in writing to the Debtor and the Purchasers or the Creditors Committee, as applicable, within such time period, such non-responding party will be deemed to have rejected the option to increase the Preliminary Distribution Amount, with respect to the Purchasers, or the acceptance of such lesser Preliminary Distribution Amount, with respect to the Creditors Committee. In the event the Creditors Committee rejects such lesser amount, the parties in interest to the Plan may proceed to resolve the amount to be distributed to the Distribution Trust. If the parties proceed to resolve the lesser amount to be distributed to the Distribution Trust and resolution is not reached within three Business Days, the Effective Date will not occur and all parties hereto agree to an expeditious sale of the Debtor's assets and the parties hereto will support, and hereby irrevocably agree to (1) the immediate appointment of a CARP who will have all of the power and control otherwise vested in the Debtor's board of directors and chief executive officer (at such time, the Debtor's board of directors and chief executive officer will have no further power to manage or control the Debtor or its business), and (2) the CARP will be instructed, and will have authority, to sell the assets of the Debtor as soon as practicable subject to Section 363 of the Bankruptcy Code. If the Tranche B Lender is providing a credit facility to the Debtor at such time, the CARP will be selected jointly by the Creditors Committee and the Tranche B Lender. In the event the Creditors Committee and the Tranche B Lender are unable to agree on the appointment of the CARP, the Creditors

DEBTOR'S PLAN OF REORGANIZATION - PAGE 37

Committee and the Tranche B Lender will each submit one candidate to the U.S. Trustee and the U.S. Trustee will choose the CARP from the two submitted candidates.

         (h) The Debtor will retain all D&O Claims; provided, however, if by the Confirmation Date any current or former officer or director of the Debtor (each a "Non-Releasing Director or Officer") has not released the Debtor and has not agreed that he or she will not assert any pre-petition claim against the Debtor and the Distribution Trust, then (a) the Debtor will transfer to the Distribution Trust its D&O Claims against such Non-Releasing Director or Officer, and (b) if such Non-Releasing Director or Officer is the current chief executive officer of the Debtor, the Minimum Distribution Amount will be increased by $175,000 to $11,175,000. The Distribution Trust is the Debtor's estate representative for the pursuit of such transferred claims. The Distribution Trust will have the right to prosecute any such transferred D&O Claim against the applicable officer or director and to collect any proceeds arising out of such D&O Claim from the Debtor's applicable insurance carrier, but the Distribution Trust Representative will have no right to collect, directly or indirectly, any amounts in respect to such D&O Claim from the Debtor or the Debtor's estate. To the extent the Distribution Trust receives proceeds from any such D&O Claim, the Distribution Trust will pay to the Debtor any and all amounts previously paid by the Debtor directly or indirectly relating to such D&O Claim up to the amount of proceeds received by the Distribution Trust (net of out-of-pocket collection costs and expenses, including attorneys fees and court costs). In the event the Distribution Trust Representative prosecutes any D&O Claim transferred to the Distribution Trust, and the aggregate cash amount available for distribution to the Distribution Trust is less than the Minimum Distribution Amount, the Distribution Trust Representative will retain all or such portion of the cash proceeds received from such D&O Claim (net of out-of-pocket collection costs and expenses, including attorney fees and court costs) to attain the Minimum Distribution Amount. If the Minimum Distribution Amount has been attained, the Distribution Trust Representative will pay one-half of the remaining net cash proceeds to the Debtor and the Distribution Trust Representative will retain the remaining one-half of such net cash proceeds for the benefit of the Distribution Trust, without giving effect to the limitation of the Maximum Distribution Amount. In the event the Debtor prosecutes any D&O Claim not transferred to the Distribution Trust and the aggregate cash amount available for distribution to the Distribution Trust is less than the Minimum Distribution Amount, the Debtor will transfer into the Distribution Trust all or such portion of the cash proceeds (net of out-of-pocket collection costs and expenses, including attorney fees and court costs) to attain the Minimum Distribution Amount. If the Minimum Distribution Amount has been attained, the Debtor will retain the remaining cash proceeds from such D&O Claim. In no event will there be any obligation on the part of the Debtor or the Distribution Trust to prosecute any D&O Claim.

         (i) Except as set forth in Section 5.16(h) above, in no event shall the Distribution Amount exceed the Maximum Distribution Amount. In the event that the Distribution Amount exceeds the Maximum Distribution Amount, such excess shall be paid by the Distribution Trust to the Reorganized Debtor.

         (j) On the Effective Date and subject to Section 12.13 of this Plan, the Recharacterization Causes of Action shall be transferred by the Debtor and any Creditor of the Debtor to the Distribution Trust.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 38

         (k) No less than ten Business Days prior to the Effective Date but no later than April 7, 2005, the Debtor will furnish the Purchasers and the Creditors Committee with a statement setting forth the calculations of Working Capital and Adjusted Working Capital as of the Initial Determination Date and the Preliminary Distribution Amount, all of which will be in reasonable detail and accompanied by such other financial information and methods of calculation as may be reasonably necessary for the Purchasers and the Creditors Committee to evaluate the accuracy thereof. Within three Business Days after receipt, the Purchasers and the Creditors Committee will attempt in good faith to make a joint determination of whether to accept or reject the Debtor's calculations, and in the case of rejection, then within such three Business Day period, jointly determine the amounts of Working Capital and Adjusted Working Capital as of the Initial Determination Date and the Preliminary Distribution Amount. The Debtor will permit the Purchasers, the Creditors Committee and their representatives to have reasonable access to the Debtor's relevant books, records and other financial information relating to the statement of calculation and resulting Preliminary Distribution Amount. If the Purchasers and the Creditors Committee are able to jointly agree, the joint determination of Working Capital, Adjusted Working Capital and the resulting Preliminary Distribution Amount will be final and binding on all parties under this Plan. In the event the parties are unable to agree to such calculations within such three Business Day period, then within one Business Day thereafter, the Creditors Committee and the Purchasers will submit the issues in dispute to an independent certified public accountant from a nationally recognized firm to be chosen as set forth below. The Creditors Committee, on the one hand, and the Purchasers, on the other, each will choose in advance of the foregoing, an accountant, which two accountants together will select a third accountant from a nationally recognized firm and the third accountant will act as the sole arbitrator of any issues in dispute (the "Arbitrator"). The Arbitrator will make a determination regarding the issues in dispute within three Business Days. The determination of the Arbitrator will be final and binding upon all parties under this Plan. The Arbitrator will allocate the fees and costs of the Arbitrator reviewing the issues in dispute to the Purchasers and the Unsecured Creditors based on the percentage determined by dividing (i) that portion of the contested amount not awarded to such party, by (ii) the amount actually contested by the parties.

         (l) Within 90 days of the Effective Date, the Debtor will furnish the Purchasers and the Creditors Committee with a statement setting forth the calculations of Working Capital and Adjusted Working Capital as of the Effective Date and the Final Distribution Amount, all of which will be in reasonable detail and accompanied by such other financial information and methods of calculation as may be reasonably necessary for the Purchasers and the Creditors Committee to evaluate the accuracy thereof. The Purchasers and the Creditors Committee will have a period of 20 Business Days after receipt of such statement of calculation to notify the Debtor in writing of their election to accept or reject (and in the case of a rejection, there must be included in such notice the reasons for rejection in reasonable detail) such statement of calculation and the resulting Final Distribution Amount. The Debtor will forward any notice of rejection to the Purchasers or the Creditors Committee, as applicable, immediately upon receipt. The Debtor will permit the Purchasers, the Creditors Committee and their representatives to have reasonable access to the Debtor's relevant books, records and other financial information relating to the statement of calculation and resulting Final Distribution Amount. In the event no written notice is received by the Debtor during such 20 Business Day period, the Debtor's statement of calculation and resulting Final Distribution Amount will be deemed accepted by the Purchasers and the Creditors Committee and final and binding on all parties under this Plan.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 39

In the event the Purchasers or the Creditors Committee timely reject the Debtor's statement of calculations and resulting Final Distribution Amount, the Creditors Committee and the Purchasers will promptly (and in any event within 20 Business Days following the date of rejection) attempt to make a joint determination of Working Capital and Adjusted Working Capital as of the Effective Date and the Final Distribution Amount. If the Purchasers and the Creditors Committee are able to jointly agree, the joint determination of Working Capital, Adjusted Working Capital and the resulting Final Distribution Amount will be final and binding on all parties under the Plan. In the event the parties are unable to agree to such calculations within such 20 Business Day period, then the Creditors Committee and the Purchasers will submit the issues in dispute to an Arbitrator as set forth in subsection (k) above. The determination of the Arbitrator will be final and binding upon all parties under the Plan. The Arbitrator will allocate the fees and costs of the Arbitrator reviewing the issues in dispute to the Purchasers and the Unsecured Creditors based on the percentage determined by dividing (i) that portion of the contested amount not awarded to such party, by (ii) the amount actually contested by the parties.

Section 5.17 Distribution Trust

         (a) Distribution Trust

         Prior to the Effective Date, the Distribution Trust shall be established pursuant to the Distribution Trust Agreement, for the purpose of liquidating the Distribution Trust Assets, resolving all disputed Claims in Classes 4, 5 and 6 (excluding Noteholder Claims treated under Section 3.2(d)(ii)(B)) and making all Distributions to Holders of Allowed Claims in Classes 4, 5 and 6 (excluding Distributions under Section 3.2(d)(ii)(B)) in accordance with the terms of the Plan. The terms of the Distribution Trust Agreement and operation of the Distribution Trust will be determined solely by the Creditors Committee, except to the extent that in the good faith belief of the Debtor or the Equity Committee, such terms could reasonably be expected to adversely affect the reputation, operations, or goodwill of the Reorganized Debtor, in which case the Creditors Committee shall make such reasonable revisions to such terms as are necessary to cause same to no longer adversely affect the reputation, goodwill or operations of the Reorganized Debtor. The Distribution Trust will expressly provide that the undisputed portion of any Disputed Claims will be distributed in advance along with other distributions by the Distribution Trust in advance of the resolution of such disputes. Except as set forth in Section 5.16 and Section 7.3(b)(iv) of this Plan, on the Effective Date, the Distribution Trust Assets shall be transferred to and vest in the Distribution Trust. Subject to and to the extent set forth in any other applicable provision of the Plan, the Confirmation Order, the Distribution Trust Agreement or other agreement (or any other order of the Bankruptcy Court entered pursuant to or in furtherance hereof), the Distribution Trust (and the Distribution Trust Representative on its behalf) shall be empowered to: (i) effect all actions and execute all agreements, instruments and other documents necessary to implement the Plan; (ii) market, liquidate, sell, transfer or otherwise dispose of the Distribution Trust Assets; (iii) make Distributions contemplated hereby; (iv) establish and administer any reserves with respect to Disputed Claims; (v) comply herewith and with its obligations hereunder; (vi) object to Class 4, 5 and 6 Claims (excluding Noteholder Claims under Section 3.2(d)(ii)(B)) and resolve such objections as set forth in Section 8.1 of this Plan; (vii) employ professionals to represent it with respect to its responsibilities; and (viii) exercise such other powers as may be vested in it or as deemed by it to be necessary and proper

DEBTOR'S PLAN OF REORGANIZATION - PAGE 40 to implement the provisions thereof. The Distribution Trust Agreement may provide for an advisory committee which may include members of the Creditors Committee.

         (b) Distribution Trust Representative

         The Distribution Trust Representative, whose identity shall be disclosed as part of the Plan Supplement, shall be appointed by the Creditors Committee except to the extent that in the good faith belief of the Debtor or the Equity Committee, such selection could reasonably be expected to adversely affect the reputation, goodwill or operations of the Reorganized Debtor, in which case, the Creditors' Committee will make such reasonable revisions to such selection as is necessary to cause same to no longer adversely affect the reputation, goodwill or operations of the Reorganized Debtor. The Distribution Trust Representative shall be the exclusive trustee of the assets of the Distribution Trust for purposes of 31 U.S.C. Section 3713(b) and 26 U.S.C.
Section 6012(b)(3). Powers, rights and responsibilities of the Distribution Trust Representative shall be specified in the Distribution Trust Agreement and shall include the authority and responsibility to: (i) receive, manage, invest, supervise, liquidate and protect the Distribution Trust Assets; (ii) pay taxes or other obligations incurred by the trust; (iii) retain and compensate, without further order of the Bankruptcy Court, the services of professionals to advise and assist in the administration, prosecution and Distribution of the Distribution Trust Assets; (iv) calculate and implement Distributions of the Distribution Trust Assets; and (v) prosecute, compromise and settle in accordance with the specified terms of the Plan and the Distribution Trust Agreement all Disputed Class 4, 5 and 6 Claims (excluding Distributions under
Section 3.2(d)(ii)(B)). Other rights and duties of the Distribution Trust Representative and the beneficiaries shall be as set forth in the Distribution Trust Agreement. The Distribution Trust Representative shall liquidate the Distribution Trust Assets in accordance with the applicable provisions of the Distribution Trust Agreement.

         (c) Fees and Expenses of the Distribution Trust

         Except as otherwise ordered by the Court, the Distribution Trust Expenses shall be paid from the Distribution Trust Assets in accordance with the Distribution Trust Agreement; provided, however, in no event shall the Debtor or Reorganized Debtor be responsible for any such fees or expenses.

         (d) Reports to be Filed by the Distribution Trust

         The Distribution Trust Representative, on behalf of the Distribution Trust, shall File with the Court (and provide to any other party entitled to receive any such report pursuant to the Distribution Trust Agreement) quarterly reports regarding the administration of property subject to its ownership and control pursuant to the Plan, Distributions made by it and other matters required to be included in such report.

         (e) Expenses for Professionals of the Distribution Trust

         The Distribution Trust Representative, on behalf of the Distribution Trust, may employ, without further order of the Court, professionals to assist in carrying out its duties hereunder and may compensate and reimburse the expenses of these professionals without further order of the Court from the Distribution Trust Assets in accordance with the Distribution Trust Agreement.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 41

         (f) Indemnification

         The Distribution Trust Agreement may include reasonable and customary indemnification provisions that are acceptable to the Creditors' Committee. Any such indemnification shall be the sole responsibility of the Distribution Trust.

         (g) Tax Treatment

         The Distribution Trust is generally intended to be treated for federal income tax purposes as a liquidating trust for the benefit of creditors within the meaning of Treasury Regulations section 301.7701-4(d); accordingly, the Distribution to the Distribution Trust in respect of Holders of Allowed Claims shall be treated for all purposes of the Internal Revenue Code as a transfer of such Distribution to the creditors who are the beneficiaries of the Distribution Trust, and a transfer by the beneficiary-creditors to the Distribution Trust, who will be treated as the grantors and deemed owners of the Distribution Trust. The Distribution Trust Representative shall be required by the Distribution Trust Agreement to file federal tax returns for the Distribution Trust as the grantor trust and/or a disputed ownership fund with respect to the Unsecured Claims Reserve pursuant to applicable Treasury Regulations, and any income of the Distribution Trust will be treated as subject to tax on a current basis. The Distribution Trust Agreement will provide that the Distribution Trust Representative may pay such taxes on behalf of the beneficiary-creditors from the Distribution Trust Assets. In addition, the Distribution Trust Agreement will require consistent valuation of the property distributed to the Distribution Trust by the Distribution Trust Representative and the beneficiary-creditors for all federal income tax purposes. The Distribution Trust Agreement will provide that the sole purpose of the Distribution Trust will be to liquidate and distribute (including objecting to Class 4, 5 and 6 Claims (excluding Noteholder Claims treated under Section 3.2(d)(ii)(B)) and determining the proper recipients and amounts of Distributions to be made from the Distribution Trust, including the Unsecured Claims Reserve) the assets transferred to it for the benefit of the beneficiary-creditors who shall be determined to hold Allowed Class 4, 5 and 6 Claims (excluding Noteholder Claims treated under Section 3.2(d)(ii)(B)) as expeditiously as reasonably possible, not to engage in any trade or business, and to terminate upon the completion of such liquidation and distribution. The Distribution Trust Agreement will provide that such termination shall occur no later than five years after the Effective Date, unless the Bankruptcy Court shall approve an extension based upon a finding that such an extension is necessary for the Distribution Trust to complete its claims resolution and liquidating purpose. The Distribution Trust Agreement will also limit the investment powers of the Distribution Trust Representative in accordance with IRS Rev. Proc. 94-45 and will require the Distribution Trust to distribute at least annually to the beneficiary-creditors (as such may have been determined at such time) its net income (net of any taxes paid on behalf of the beneficiary-creditors), except for amounts retained as reasonably necessary to maintain the value of the Distribution Trust Assets or to meet claims and contingent Liabilities (including Disputed Claims).

DEBTOR'S PLAN OF REORGANIZATION - PAGE 42

                                   ARTICLE VI

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 6.1 Assumption or Rejection of Executory Contracts and Unexpired Leases

         (a) As of the Effective Date, the D&O Insurance Policies, the Insurance Coverage of the Debtor, and those retention, bonus and/or severance agreements with current officers ("Executive Agreements") of the Debtor as scheduled on the Plan Supplement and approved by the Purchasers, to the extent required by the Investment Agreement, as may have been or as may be modified on the Effective Date, shall be deemed assumed by the Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except any such D&O Insurance Policies, Insurance Coverage or Executive Agreements that (1) have been rejected by order of the Bankruptcy Court, (2) are the subject of a motion to reject pending on the Effective Date (which shall thereafter be rejected, or otherwise treated in accordance with orders disposing of such motions), (3) are identified on a list Filed on or before the Confirmation Date, as to be rejected, or (4) are rejected pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Any and all reimbursements made under the D&O Insurance Policies on account of defense costs paid by the Debtor and/or the Reorganized Debtor before or after the Petition Date shall be paid directly to the Reorganized Debtor to the extent such reimbursements are made after the Effective Date.

         (b) Except for the D&O Insurance Policies, the Insurance Coverage, and the Executive Agreements that are assumed or rejected under Section 6.1(a) of this Plan, as of the Effective Date, all employment agreements, plans and executory contracts and unexpired leases of the Debtor scheduled on the Plan Supplement and approved by the Purchasers, to the extent required by the Investment Agreement, shall be deemed assumed by the Reorganized Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those employment agreements, plans and executory contracts and unexpired leases that (1) have been rejected by order of the Bankruptcy Court, (2) are the subject of a motion to reject pending on the Effective Date (which shall thereafter be rejected, or otherwise treated in accordance with orders disposing of such motions), (3) are identified on a list Filed on or before the Confirmation Date, as to be rejected, or (4) are rejected pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed to pursuant 6.1(b) of this Article VI shall revest in and be fully enforceable by the Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law.

Section 6.2 Claims Based on Rejection of Executory Contracts or Unexpired Leases

         All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed within thirty
(30) days after the date of entry of an order of the Bankruptcy Court approving such rejection. Any Claims arising from the

DEBTOR'S PLAN OF REORGANIZATION - PAGE 43 rejection of an executory contract or unexpired lease not Filed within such time shall be forever barred from assertion against (a) the Debtor, the Reorganized Debtor or the Estate and their property or (b) the Distribution Trust or its property unless otherwise ordered by the Bankruptcy Court or provided in this Plan.

Section 6.3 Cure of Defaults for Executory Contracts and Unexpired Leases
Assumed

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to this Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount scheduled on the Plan Supplement and approved by the Purchasers, to the extent required by the Investment Agreement, in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding (1) the amount of any cure payments, (2) the ability of the Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

Section 6.4 Limited Indemnification of Directors, Officers and Employees

         The obligations of the Debtor to indemnify any Person excluding any Non-Releasing Directors or Officers serving at any time on or prior to the Effective Date as one of its directors, officers or employees by reason of such Person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in any Debtor's constituent documents or by a written agreement with the Debtor or the applicable Texas Law, shall be deemed assumed by the Reorganized Debtor pursuant to this Plan and section 365 of the Bankruptcy Code as of the Effective Date to the limited extent of the obligation to defend against claims in an amount not to exceed $250,000 in aggregate other than (i) claims by or in the name of the Debtor or its successors in interest and (ii) Securities Claims. The Debtor's obligation, if any, to indemnify any such Person with respect to any liability with respect to any claim or cause of action that arose prior to the Petition Date shall not be assumed and shall be deemed satisfied by the assumption of the obligation to defend, except as set forth in this Section 6.4 or Section 10.4(a) hereof. The Debtor's existing directors' and officers' insurance coverage shall be assumed and maintained in effect (as set forth in Section 6.1(a) hereof). Accordingly, the limited indemnification obligations to defend described above, as assumed, shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date, and all other indemnification obligations that arose before the Petition Date shall be discharged. All indemnification obligations based on any fact or circumstance arising after the Petition Date is part of such directors', officers' and employees' administrative compensation claim and therefore, shall be assumed and honored post-Effective Date.

Section 6.5 Benefit Programs

         Except as otherwise expressly provided hereunder or by separate motion, all programs of the Debtor applicable to its current employees with respect to 401(k) plans, health care plans,

DEBTOR'S PLAN OF REORGANIZATION - PAGE 44 disability insurance plans, life insurance plans, accidental death, and dismemberment insurance plans, vacation allowances and educational reimbursement plans are treated as executory contracts under this Plan and on the Effective Date shall be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code; provided, however, that nothing contained herein shall cause the assumption of any plan or program that requires the issuance of any Equity Interests or any Reorganized Gadzooks Common Stock except as specifically may be provided in this Plan.

                                   ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS

Section 7.1 Distributions on Claims or Equity Interests Allowed as of the Effective Date

         Except as otherwise provided in this Article VII or as may be ordered by the Bankruptcy Court, distributions on account of Claims or Equity Interests that are Allowed as of the Effective Date and are entitled to receive distributions under this Plan shall be made on the Effective Date, or as soon as practicable thereafter. Distributions on account of Claims or Equity Interests that become Allowed Claims or Allowed Equity Interests after the Effective Date shall be made pursuant to Sections 7.3 and 8.3 of this Plan.

Section 7.2 Distributions by the Disbursing Agent

         The Disbursing Agent shall make all distributions required under this Plan to the Holders of Allowed Claims and Allowed Equity Interests in accordance with the provisions of this Plan.

         The Disbursing Agent for Class 4, 5 or 6 (excluding Distributions under
Section 3.2(d)(ii)(B)) Allowed Claims shall be the Distribution Trust Representative. The Disbursing Agent for all Allowed Claims and Allowed Equity Interests other than those in Classes 4, 5 and 6 (but including Distributions under Section 3.2(d)(ii)(B)) shall be the Reorganized Debtor.

Section 7.3 Delivery of Distributions; Undeliverable or Unclaimed Distributions

         (a) Delivery of Distributions in General

         Except as set forth below, distributions to Holders of Allowed Claims and Allowed Equity Interests shall be made by the Disbursing Agent: (i) at the addresses set forth on the proofs of Claim Filed by such Holders (or at the last known addresses of such Holders if no proof of Claim is Filed), (ii) at the addresses set forth in any written notices of address changes delivered to Reorganized Gadzooks and the Disbursing Agent after the date of any related proof of Claim, (iii) at the addresses reflected in the Schedules if no proof of Claim has been Filed and Reorganized Gadzooks or the Disbursing Agent has not received a written notice of a change of address or (iv) at the addresses set forth in the properly completed letter of transmittal accompanying instruments properly remitted to the Debtor or Reorganized Debtor. Distributions of shares of New Common Stock to Holders of Old Common Stock shall be made in accordance with Section 7.7 of this Plan.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 45

         (b) Undeliverable Distributions

                  (i) Holding of Undeliverable Distributions

                           If any distribution is returned to the Reorganized
                  Debtor as undeliverable, no further distributions shall be made to such Holder unless and until the Reorganized Debtor is notified in writing of such Holder's then-current address. Subject to Section 7.3(b)(iv), undeliverable distributions shall remain in the possession of the Reorganized Debtor under this Section 7.3 until such time as a distribution becomes deliverable.

                  (ii) Status While Undeliverable

                           Undeliverable Cash shall not be entitled to any
                  interest, dividends, or other accruals of any kind. Any putative Holders of undeliverable shares of New Common Stock shall not be entitled to the right to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Reorganized Debtor or any other matter, or any rights whatsoever as a shareholder of the Reorganized Debtor.

                  (iii) After Distributions Become Deliverable

                           Within 30 days after the end of each calendar quarter
                  following the Effective Date, the Reorganized Debtor shall make all distributions for which the Reorganized Debtor is responsible that have become deliverable during each preceding calendar quarter.

                  (iv) Failure to Claim Undeliverable Distributions

                           In an effort to ensure that all Holders of Allowed
                  Claims and all Holders of Allowed Equity Interests receive their allocated distributions, the Reorganized Debtor and the Distribution Trust Representative, as applicable shall file with the Bankruptcy Court listings of Holders of undeliverable distributions. Any Holder of an Allowed Claim or an Allowed Equity Interest in respect of an undeliverable distribution who fails to notify the Reorganized Debtor or its designee or the Distribution Trust Representative, as applicable, of the Holder's correct address within one (1) calendar year from the Effective Date shall be forever barred from asserting its Claim or Equity Interest to the extent of any such undeliverable distribution against the Reorganized Debtor, its property, and the Distribution Trust, or its property. In such cases any shares of New Common Stock held for distribution on account of such Claims or Equity Interests shall be property of the Reorganized Debtor. Further, in such cases any Cash held for Distribution on account of such Claims in Class 4, 5 or 6 shall be property of the Distribution Trust. Nothing contained in this Plan shall require the Reorganized Debtor or the Distribution Trust Representative to attempt to locate any Holder of an Allowed Claim or an Allowed Equity Interest.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 46

Section 7.4 No Recognition of Old Common Stock

         Except as permitted by the Debtor after consultation with the Equity Committee, at the close of business (a) on the Effective Date, the transfer of the Notes or any interest therein or rights thereto shall no longer be permitted, and (b) on the Ledger Closing Date, the transfer register for the Old Common Stock shall be closed. The Reorganized Debtor shall have no obligation to recognize any transfer of the Notes or the shares of Old Common Stock, or any interest therein or rights thereto, occurring after the Effective Date or the Ledger Closing Date, as the case may be, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Effective Date or the Ledger Closing Date, as the case may be.

         Notwithstanding anything herein to the contrary, any distribution under this Plan to be effected through the facilities of DTC shall be made in a manner consistent with the customary practices of DTC.

Section 7.5 Provisions Governing the Claims Reserves

         (a) Funding of Claims Reserves

                  (i) Unsecured Claims Reserve

         On the Effective Date, the Unsecured Claims Reserve will be established for the benefit of holders of Allowed Claims in Classes 4, 5 and 6. The Distribution Trust Agreement will govern the funding of the Unsecured Claims Reserve with the Net Trust Assets. The Unsecured Claims Reserve will remain in full force and effect for five years from the Effective Date or until all funds in the Unsecured Claims Reserve have been disbursed.

                  (ii) Class 4 Reserve Account

         Any Distribution from the Unsecured Claims Reserve that would be payable to a Holder of a Class 4 Claim shall be paid to the Class 4 Reserve Account if any party opposes the operation of Section 3.2(d)(ii)(A) providing for the distribution of 1/6th of the Subordination Amount to Class 5 and 5/6ths of such Subordination Amount to Class 6, until such dispute is resolved or until the Recharacterization Cause of Action is prosecuted, at which time such funds will be distributed in accordance with this plan or as the Bankruptcy Court may order.

         (b) Property Held in Unsecured Claims Reserve

                  (i) Investment

         Cash held in the Unsecured Claims Reserve (i) will be deposited in a segregated bank account in the name of the applicable Disbursing Agent and held in trust pending distribution by the Disbursing Agent for the benefit of holders of Classes 4, 5 and 6 Claims and (ii) will be accounted for separately. The Disbursing Agent will invest the cash held in the Unsecured Claims Reserve in a manner consistent with the Disbursing Agent's investment and deposit guidelines. The Disbursing Agent also will place in the Unsecured Claims Reserve the Cash Investment Yield from such investment of cash.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 47

                  (ii) Recourse

         Each holder of an Allowed Claim (or a Disputed Claim that ultimately becomes an Allowed Claim) in Classes 4, 5 and 6 will have recourse only to the undistributed cash held in the Unsecured Claims Reserve for satisfaction of the distributions to which such holders of Allowed Classes 4, 5 and 6 Claims are entitled under the Plan, and not to the Debtor, Reorganized Debtor or Estate; their respective property; or any assets previously distributed on account of any Allowed Claim.

         (c) Establishment of Other Claims Reserves

         The Disbursing Agent may establish any other cash reserves that it deems necessary or advisable to ensure that sufficient funds are available to make distributions to holders of Allowed Claims in Classes other than Classes 4, 5 and 6 or to otherwise satisfy the Disbursing Agent's obligations under the Plan. The Distribution Trust Representative shall establish a reserve in the amount of ten percent (10%) of the Initial Distribution Amount, but only to the extent such amount exceeds the Minimum Distribution Amount, from which he shall discharge any obligations under Section 5.16(d) of the Plan which reserve shall be released upon determination of the Final Distribution Amount.

Section 7.6 Timing and Calculation of Amount to Be Distributed

         (a) Allowed Claims

                  (i) On the Effective Date, each holder of an Allowed Claim in a Class other than Classes 4, 5 and 6 will receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. On each Quarterly Distribution Date, Distributions also will be made, pursuant to Section 8.3 of this Plan, to holders of Disputed Claims in any such Class that were allowed during the preceding calendar quarter. Such quarterly Distributions also will be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

                  (ii) The amount and timing of Distributions to be made on the Effective Date to holders of Allowed Claims in Classes 4, 5 or 6 (excluding Distributions under Section 3.2(d)(ii)(B)) on account of such Claims will be made pursuant to the terms and provisions of the Distribution Trust Agreement.

Section 7.7 Setoffs

         The Reorganized Debtor and the Distribution Trust as applicable, may, under section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim or Allowed Equity Interest and the distributions to be made under this Plan on account of such Claim (before any distribution is made on account of such Claim or Equity Interest) the claims, rights and Causes of Action of any nature that the Debtor may hold against the Holder of any such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtor or the Distribution Trust of any such claims, rights, and Causes of Action that the Debtor may possess against such Holder.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 48

Section 7.8 Surrender of Cancelled Instruments or Securities

         As a condition precedent to receiving any distribution under this Plan on account of an Allowed Claim or Allowed Equity Interest, other than a Class 7 Equity Interest, evidenced by the promissory notes, instruments, securities, or other documentation cancelled in accordance with this Plan, the Holder of such Allowed Claim or Allowed Equity Interest shall tender the applicable promissory notes, instruments, securities or other documentation evidencing such Claim or Equity Interest to the Reorganized Debtor. Any distribution on account of any such Claim or Equity Interest shall, pending such surrender, be treated as an undeliverable distribution under Section 7.3 above.

         The procedures by which Holders of Allowed Class 7 Equity Interests surrender their shares of Old Common Stock shall be determined based on the manner in which the shares of Old Common Stock were issued and the manner in which such shares are held, as set forth below.

         (a) Old Common Stock Held in Physical, Registered or Certificated Form

         Each certificate which, immediately prior to the Effective Date, evidenced shares of Old Common Stock shall be cancelled on the Effective Date. Prior to the Effective Date, Reorganized Gadzooks shall deliver by first class mail to Holders of record of Old Common Stock as of the Ledger Record Date in physical, registered or certificated form (i) notice that their certificates evidencing shares of Old Common Stock will be cancelled pursuant to the terms of this Plan.

         (b) Old Common Stock in Bearer Form Held Through a Broker or Bank Participant in DTC

         Distributions on account of shares of Old Common Stock held through a broker or bank participant or other nominee in DTC or in book-entry form, if applicable, and the systems of the applicable securities depository or DTC, as applicable, and appropriate instructions shall be issued to DTC by Reorganized Gadzooks or the transfer agent for Reorganized Gadzooks.

         (c) Issuance of New Certificates at Election of Holder

         Record Holders of Old Common Stock that exercise Subscription Rights for New Common Stock may, at any time after the Effective Date, receive a new certificate representing such record Holder's shares of New Common Stock only by surrendering to the transfer agent such record Holder's old certificates, together with a duly executed letter of transmittal (and any required signature guarantees, back up withholding tax Form(s) W-9 and all other documentation specified in the instructions to the letter of transmittal).

Section 7.9 Lost, Stolen, Mutilated or Destroyed Securities

         Any Holder of a Certificate representing Old Common Stock that exercises Subscription Rights for New Common Stock or of a Claim or Interest evidenced by an instrument that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, deliver to Reorganized Gadzooks:
(a) evidence reasonably satisfactory to Reorganized Gadzooks or the

DEBTOR'S PLAN OF REORGANIZATION - PAGE 49

Disbursing Agent of the loss, theft, mutilation or destruction, and (b) such security or indemnity as may be required by Reorganized Gadzooks or the Disbursing Agent to hold Reorganized Gadzooks and the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim or Allowed Equity Interest. Upon compliance with this
Section 7.9 by a Holder of an Allowed Claim or Allowed Equity Interest, such Holder shall, for all purposes under this Plan, be deemed to have surrendered such note, debenture, bond, share or security.

                                  ARTICLE VIII

             PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

Section 8.1 Prosecution of Objections to Claims and Equity Interests

         After the Effective Date, except as set forth in Section 5.17 of this Plan the Debtor, or the Reorganized Debtor shall have the exclusive authority to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims and Equity Interests. From and after the Effective Date, such parties may settle or compromise any Disputed Claim or Disputed Equity Interest without approval of the Bankruptcy Court. Any objections to Claims or Equity Interests must be made before the date that is 90 days after the Effective Date, or such other date as is established by order of the Bankruptcy Court.

Section 8.2 Estimation of Claims

         The Debtor, the Reorganized Debtor or with respect to Class 4, 5 and 6 Claims (excluding Noteholder Claims under Section 3.2(d)(ii)(B)), the Distribution Trust may, at any time, request that the Bankruptcy Court fix, liquidate or estimate any contingent or unliquidated Claim or Equity Interest pursuant to section 502(c) of the Bankruptcy Code or other applicable law regardless of whether the Debtor has previously objected to such Claim, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim or Equity Interest at any time during litigation concerning any objection to any Claim or Equity Interest, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Equity Interest, such estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim or Equity Interest, as determined by the Bankruptcy Court. The Bankruptcy Court's entry of this order may limit the distribution to be made on individual Disputed Claims or Equity Interests regardless of the amount finally Allowed on account of such Disputed Claims or Equity Interests, and no Holder shall have recourse against the Debtor, the Reorganized Debtor, the Distribution Trust, their assets or any of their respective professionals. If the estimated amount constitutes a maximum limitation on such Claim or Equity Interest, the Debtor, the Reorganized Debtor, or with respect to Class 4, 5 and 6 Claims (excluding Noteholder Claims under Section 3.2(d)(ii)(B)), the Distribution Trust may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim or Equity Interest. All of the aforementioned Claims or Equity Interests objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims or Equity Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court. If a Claimant (including a Holder of an Insurance Claim) fails to seek

DEBTOR'S PLAN OF REORGANIZATION - PAGE 50 estimation of a Claim at any time prior to the final distribution date of the Distribution Trust, such Claim shall be treated as a disallowed Claim without further Order of the Bankruptcy Court on the final distribution date of the Distribution Trust. Any Unliquidated Claim or Contingent Claim shall be treated as a Disputed Claim until and unless it becomes an Allowed Claim pursuant to a Final Order of the Bankruptcy Court.

Section 8.3 Payments and Distributions on Disputed Claims or Disputed Equity Interests

         (a) Partial payments or partial distributions may be made with respect to a Disputed Claim or Disputed Equity Interest on the undisputed portion of such Dispute Claim or Disputed Interests, pending the resolution of such disputes by settlement or Final Order.

         (b) No reserve for Disputed Claims other than those in Classes 4, 5 and 6 (excluding Distributions under Section 3.2(d)(ii)(B)) shall be established. All obligations in respect of Disputed Claims for Claims other than those in Classes 4, 5 and 6 (but including Distributions under section 3.2(d)(ii)(B)) shall be undertaken after the Effective Date by the Reorganized Debtor.

Section 8.4 Distributions After Allowance

         The Reorganized Debtor or the Distribution Trust, as applicable, shall make all payments and distributions required to be made under this Plan as soon as practicable after the date such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or an Allowed Equity Interest. Such distributions shall be based upon the cumulative distributions that would have been made to the Holder of such Claim or Equity Interest under this Plan if the Disputed Claim or Equity Interest had been Allowed on the Effective Date less actual distributions made pursuant to Section 8.3(a) of this Plan.

                                   ARTICLE IX

                     CONDITIONS PRECEDENT TO EFFECTIVE DATE

Section 9.1 Conditions Precedent to Effective Date

         The Effective Date shall not occur until each of the following conditions shall have been satisfied or waived pursuant to the provisions of
Section 9.2:

         (a) The Confirmation Order shall be in form and substance reasonably satisfactory to the Equity Committee, the Majority Purchasers and the Creditors Committee and the Confirmation Order shall have become a Final Order.

         (b) The New Credit Facility shall be in form and substance reasonably satisfactory to the Equity Committee and the Majority Purchasers and shall have closed and be in full force and effect.

         (c) The Registration Statement shall have been declared effective by order of the SEC and in respect of which no "stop order" shall have been issued or is in effect, the Rights

DEBTOR'S PLAN OF REORGANIZATION - PAGE 51

Offering shall have concluded and the Expiration Date and the Standby Closing Date shall have occurred.

         (d) The new board of directors of Reorganized Gadzooks shall have been appointed as set forth in this Plan and shall have agreed to serve.

         (e) All Investment Agreement Conditions shall have been fulfilled or validly waived.

         (f) The Preliminary Distribution Amount shall have been delivered to and accepted by the Distribution Trust Representative.

Section 9.2 Waiver of Conditions

         The Debtor and Reorganized Debtor, with the consent of the Equity Committee and a majority of the Purchasers by commitment amount (which consent shall not unreasonably be withheld), may waive any of the conditions set forth in Sections 9.1(a) through (f) of this Plan, at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate this Plan.

Section 9.3 Effect of Failure of Conditions.

         If one or more of the conditions specified in Section 9.1 of this Plan have not occurred and to the extent waivable, have not been waived on or before May 30, 2005, as such date may be extended by agreement of the Debtor, the Equity Committee and the Creditors Committee (a) the Confirmation Order shall be vacated and this Plan shall be null and void in all respects, (b) the Debtor and all Holders of Claims and Equity Interests shall be restored to the status quo ante as though the Effective Date never occurred, (c) the Debtor's obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor, (d) all Offering Proceeds shall be returned, the Rights Offering terminated, and the Warrants cancelled and (e) nothing contained in this Plan or the Disclosure Statement shall constitute an admission, acknowledgment, offer or undertaking by the Debtor in any respect.

                                    ARTICLE X

                           EFFECT OF PLAN CONFIRMATION

Section 10.1 Binding Effect

         Before the Effective Date, this Plan does not, and will not, and will not be deemed to, amend, modify, supplement, or in any way alter the terms, provisions, or conditions of the Investment Agreement. Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and after the Effective Date, the provisions of this Plan shall bind any Holder of a Claim against, or Equity Interest in, the Debtor and its respective successors and assigns, whether or not the Claim or Equity Interest of such Holder is impaired under this Plan and whether or not such Holder has accepted this Plan.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 52

Section 10.2 Classification and Enforceability of Claims and Equity Interests

         The classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments under this Plan take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, Section 510 of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to this Plan. Except as set forth in this Plan, the Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and Entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled pursuant to this Plan. All Securities Claims are deemed to be permanently subordinated pursuant to the terms of section 510(b) of the Bankruptcy Code and such have been placed in a separate class and shall receive no distribution under this Plan.

Section 10.3 Discharge

         Except as otherwise provided in this Plan or the Confirmation Order and subject to section 1141(d)(1) of the Bankruptcy Code, upon the Effective Date, all debts of, Claims against and Equity Interests in the Debtor, its assets, or properties, shall be discharged and released. The discharge of the Debtor shall be effective as to each debt, Claim or Equity Interest, regardless of whether a proof of Claim or proof of Equity Interest therefor was Filed, whether the Claim or Equity Interest is Allowed, or whether the Holder thereof votes to accept this Plan. On the Effective Date, as to every discharged debt, Claim and Equity Interest, all persons, entities and governmental units (including, without limitation, any Holder of a debt, Claim or Equity Interest) shall be precluded from asserting against the Debtor or Reorganized Debtor or against such Debtor's or Reorganized Debtor's assets or properties, or the Distribution Trust or its assets any other or further debt, Claim or Equity Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Effective Date.

Section 10.4 Releases

         In consideration of the contributions of certain parties to the Debtor's Chapter 11 Case, including, but not limited to (a) the restructuring of the Debtor as provided for in this Plan, and (b) the waiver by certain parties (or their affiliates) of rights they might otherwise seek to assert against the Debtor, this Plan provides for certain waivers, exculpations, releases and injunctions.

         (a) Releases and Indemnification by Debtor

         Except as otherwise specifically provided herein, for good and valuable consideration, including, but not limited to the service of the Releasees, in facilitating the expeditious reorganization of the Debtor and the implementation of the restructuring contemplated by this Plan, effective as of the Effective Date, the Debtor, the Reorganized Debtor and the Distribution Trust hereby release the Releasees (excluding the Non-Releasing Directors or Officers) from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in

DEBTOR'S PLAN OF REORGANIZATION - PAGE 53 law, equity or otherwise, that the Debtor would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or other Person or Entity, based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, except for (x) claims and liabilities in respect of any loan, advance or similar payment by the Debtor to any such Person, (y) claims or liabilities in respect of any contractual obligation owed by such Person to the Debtor or (z) the D&O Claims. The Reorganized Debtor shall support and defend this Plan, and defend the Releasees with respect to the relief provided to the Releasees (excluding the Non-Releasing Directors or Officers) under this Plan, by enforcing all Plan provisions in the Bankruptcy Court or any other court, and by paying any and all fees, costs or other expenses incurred in the defense of the Releasees (excluding the Non-Releasing Directors or Officers), to the extent necessary to effectuate and enforce the releases set forth herein, against any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities, except to the extent limited in this subparagraph (a).

         (b) Limited Releases by Holders of Claims and Equity Interests

         ON THE EFFECTIVE DATE EACH HOLDER OF A CLAIM AND/OR EQUITY INTEREST, THE CREDITORS COMMITTEE AND THE EQUITY COMMITTEE, EXCEPT AS OTHERWISE PROVIDED IN THIS PLAN OR THE CONFIRMATION ORDER, SHALL BE DEEMED TO HAVE RELEASED THE REORGANIZED DEBTOR AND THE RELEASEES (EXCLUDING THE NON-RELEASING DIRECTORS OR OFFICERS) FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE IN ANY WAY RELATING OR PERTAINING TO (i) THE CHAPTER 11 CASES, (ii) THE DEBTOR AS DEBTOR-IN-POSSESSION, (iii) THE NEGOTIATION, FORMULATION AND PREPARATION OF THIS PLAN OR THE DOCUMENTS IN THE PLAN SUPPLEMENT, OR (iv) THE TRANCHE B FINANCING, EXCEPT THAT NO PARTY SHALL BE RELEASED FROM ACTS OR OMISSIONS WHICH ARE THE RESULT OF FRAUD, WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR, WITH RESPECT TO OFFICERS AND DIRECTORS OF THE DEBTOR, THE USURPATION OF ANY CORPORATE OPPORTUNITY, AND THE PROVISIONS OF THIS SECTION 10.4 SHALL NOT RELEASE OR DISCHARGE ANY SUCH PERSONS FROM ANY LIABILITIES ARISING UNDER (i) THE INTERNAL REVENUE CODE, (ii) THE ENVIRONMENTAL LAWS OF THE UNITED STATES, OR
(iii) ANY CRIMINAL LAWS OF THE UNITED STATES OR OF ANY STATE. THE FOREGOING RELEASE OF THE REORGANIZED DEBTOR AND THE RELEASEES (EXCLUDING THE NON-RELEASING DIRECTORS OR OFFICERS) IS IN CONSIDERATION FOR THEIR SERVICES RENDERED DURING THE CHAPTER 11 CASES, THE ESSENTIAL NATURE OF SUCH RELEASE TO THIS PLAN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED.

Section 10.5 Preservation of Rights of Action

         Except as otherwise provided in this Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor and the Distribution Trust (to the extent of the Distribution Trust Assets) shall retain and may exclusively enforce any claims, rights and Causes of Action that the Debtor or the Estates may hold (or acquire under Section 3.2(d)(ii) of this Plan) against any Person or Entity that have not been released under this Plan. The

DEBTOR'S PLAN OF REORGANIZATION - PAGE 54

Reorganized Debtor and the Distribution Trust (to the extent of the Distribution Trust Assets) may pursue such retained Claims, rights or Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtor.

Section 10.6 Release of Certain Bankruptcy Causes of Actions.

         Upon the Effective Date, Bankruptcy Causes of Actions against holders of Allowed Unsecured Claims and Allowed Senior Unsecured Claims shall be released. The release under this section of the Plan shall only release affirmative monetary recoveries and shall not in any manner limit the Reorganized Debtor's or Distribution Trust's (as applicable) ability to avoid any liens which are avoidable by a Bankruptcy Cause of Action or assert any defenses under Section 502(d) of the Bankruptcy Code or otherwise (or prosecuting such Bankruptcy Causes of Action in order to assert such defense) except to the extent such defense under Section 502(d) is asserted against an Administrative or Priority Claim of any landlord.

Section 10.7 Exculpation.

         As of the Effective Date, the Debtor, the Releasees (excluding the Non-Releasing Directors or Officers), the Tranche B Lender and their respective advisors, attorneys, agents or any professionals retained by them (acting in such capacity) shall neither have nor incur any liability to, nor be subject to any right of action by, any Person or Entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, administration, Confirmation or effectiveness of this Plan, the Disclosure Statement, the solicitation of votes for and the pursuit of Confirmation of this Plan, the consummation of this Plan or the administration of this Plan or the property to be distributed under this Plan, or any contract, instrument, release or other agreement or document created or entered into in connection with this Plan, or any other act taken or omitted to be taken in connection with the Chapter 11 Cases; provided, however, that the foregoing provisions of this Section 10.7 shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct.

Section 10.8 Injunction

         Except as otherwise provided in this Plan, from and after the Effective Date, all Persons and Entities that have held, currently hold or may hold a Claim or Equity Interest (including a Securities Claim) or other debt or liability or an Equity Interest or other right of an equity security Holder that is terminated under this Plan are forbidden and prohibited from taking any of the following actions against the Debtor, the Reorganized Debtor, the Estates or their respective property on account of any such Claims (including Securities Claims) or other debts, liabilities or Equity Interests or other terminated Equity Interests or rights: (a) commencing or continuing in any manner, any suit, action or other proceeding on account of or respecting any Claim, obligation, debt, right, Cause of Action, remedy or liability released or to be released pursuant to this Article X; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor; (d) creating, perfecting or enforcing any lien or encumbrance; and (e) commencing or continuing any action, in any

DEBTOR'S PLAN OF REORGANIZATION - PAGE 55 manner, in any place, that does not comply with or is inconsistent with the provisions of this Plan or the Bankruptcy Code, provided, however, that the foregoing injunction shall not preclude police or regulatory agencies from fulfilling their statutory duties.

Section 10.9 Distribution to Holders of Insurance Claims.

         When an Unsecured Claim other than a Securities Claim covered by an Insurance Policy becomes liquidated, and an Insurance Company becomes obligated to pay upon such Claim, proceeds from any Insurance Policy which become payable as a consequence of such liquidation shall be disbursed pursuant to the terms of any applicable Insurance Policy by the insurer(s) obligated to pay such insurance proceeds to the Holder of such Unsecured Claim. If it is determined that a portion of an Unsecured Claim other than a Securities Claim liquidated as provided in this paragraph is not covered by an Insurance Policy, then the Holder of such Claim may seek allowance of such portion of the Claim not covered by an Insurance Policy as an Allowed Class 5 Claim and upon such Claim becoming Allowed shall receive its distribution as a Class 5 Claim. Insurance Claims shall not receive a distribution under the Plan until after the payment of any proceeds of any applicable Insurance Policy. The Distribution Trust shall not reserve for payment of any Unsecured Claim that the Bankruptcy Court estimates is likely to be paid from the proceeds of an Insurance Policy.

         The terms of the post-discharge injunction provided for by Section 10.8 of this Plan, and the applicable provisions of the Bankruptcy Code, shall not impair the rights of a holder of an Unsecured Claim other than a Securities Claim that is an Insurance Claim to receive a distribution of proceeds from any Insurance Policy that becomes payable as a consequence of such liquidation pursuant to the terms of any applicable Insurance Policy; provided, however, that the post-discharge injunction shall be enforceable against the holders of such Unsecured Claims in all other respects.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

Section 11.1 Retention of Jurisdiction

         Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Case after the Effective Date as legally permissible, including to:

         (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any Administrative Claim or Priority Tax Claim and the resolution of any and all objections to the allowance or priority of Claims and Equity Interests;

         (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending on or before the Effective Date;

DEBTOR'S PLAN OF REORGANIZATION - PAGE 56

         (c) Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

         (d) Ensure that the transactions contemplated by this Plan, and distributions to Holders of Allowed Claims and Holders of Allowed Equity Interests are accomplished pursuant to the provisions of this Plan, including ruling on any motion Filed pursuant to Article VII;

         (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtor that may be pending on the Effective Date;

         (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with this Plan or the Disclosure Statement, including, without limitation, in connection with the Rights Offering, the Standby Funding Commitment and the New Credit Facility;

         (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan or any Person's or Entity's obligations incurred in connection with this Plan;

         (h) Issue injunctions, enter and implement other orders or take such actions as may be necessary or appropriate to restrain interference by any Person or Entity with Consummation or enforcement of this Plan, except as otherwise provided herein;

         (i) Resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article X and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

         (j) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         (k) Determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with this Plan or the Disclosure Statement;

         (l) Enter an order and/or final decree concluding the Chapter 11 Case;

         (m) Resolve disputes concerning any reserve with respect to the Distribution Trust, Disputed Claims or Equity Interests or the administration thereof;

         (n) Recover all assets of the Debtor and property of its Estate, wherever located, including any Causes of Action; and

DEBTOR'S PLAN OF REORGANIZATION - PAGE 57

         (o) Hear and resolve all matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, as they pertain to the estates of the Debtor.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.1 Payment of Statutory Fees

         All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to
Section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date. Any such fees accrued after the Effective Date shall constitute an Allowed Administrative Claim and be treated in accordance with section 2.1 of this Plan and paid as a Distribution Trust Expense.

Section 12.2 Dissolution of the Equity Committee and Creditors Committee

         On the Effective Date, the Equity Committee and the Creditors Committee shall be deemed dissolved and each of their members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Case; provided, however such committees shall remain in existence after the Effective Date solely for the purposes of seeking allowance and payment of Administrative Claims of such committee's professionals and its members.

Section 12.3 Amendment or Modification of Plan

         Subject to the limitations contained herein, (1) the Debtor reserves the right in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan prior to the entry of the Confirmation Order, and (2) after the entry of the Confirmation Order, the Debtor, may, upon the consent of the Creditors Committee, the Equity Committee and the Purchasers, and order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan.

Section 12.4 Withdrawal of Plan

         In the event of a withdrawal of this Plan, nothing contained herein or in the Disclosure Statement shall be deemed an admission by the Debtor.

Section 12.5 Successors and Assigns

         The rights, benefits and obligations of any Person named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such person or entity.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 58

Section 12.6 Reservation of Rights

         Except as expressly set forth herein, this Plan shall have no force or effect unless the Effective Date occurs after entry of the Confirmation Order. Neither the Filing of this Plan, nor any statement or provision contained herein or in the Disclosure Statement, nor the taking of any action by the Debtor with respect to this Plan nor entry of the Confirmation Order, shall be deemed to be an admission or waiver of any rights of the Debtor, the Creditors Committee, the Equity Committee, the Purchasers, or Holders of Claims or Equity Interests against any Party prior to the Effective Date.

Section 12.7 Exemption from Certain Transfer Taxes

         Pursuant to section 1146 of the Bankruptcy Code: (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation of any other lien, mortgage, deed of trust or other security interest;
(c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with this Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under this Plan or the reinvesting, transfer or sale of any real or personal property of the Debtor pursuant to, in implementation of, or as contemplated in this Plan, and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including, without limitation, the Confirmation Order, shall not be taxed under any law imposing a stamp or similar tax. Consistent with the foregoing, each recorder of deeds or similar official for any country, city of governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any stamp or similar tax.

Section 12.8 Further Assurances

         The Debtor, the Reorganized Debtor and all Holders of Claims or Equity Interests receiving distributions under this Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

Section 12.9 Implementation

         The Debtor shall take all steps and execute all documents, including appropriate releases, necessary to effectuate the provisions contained in this Plan.

Section 12.10 Service of Documents

         Any pleading, notice or other document required by this Plan to be served on or delivered to the Debtor or Reorganized Debtor shall be sent by first class U.S. mail, postage prepaid to:

DEBTOR'S PLAN OF REORGANIZATION - PAGE 59

                                    Gadzooks, Inc.
                                    4121 International Parkway
                                    Carrollton, TX  75007
                                    Attn: Gerald R. Szczepanski

with copies to:                     Charles R. Gibbs
                                    Akin Gump Strauss Hauer & Feld LLP
                                    1700 Pacific Avenue
                                    Suite 4100
                                    Dallas, TX  75201

         Any pleading, notice or other document required by this Plan to be served on or delivered to the Equity Committee shall be sent by first class U.S. mail, postage prepaid to:

                                    Ryan Vardeman
                                    Gryphon Partners
                                    100 Crescent Court, Suite 490
                                    Dallas, TX 75201

with copies to:                     William B. Finkelstein
                                    Hughes & Luce, LLP
                                    1717 Main Street, Suite 2800
                                    Dallas, TX  75201

         Any pleading, notice or other document required by this Plan to be served on or delivered to the Creditors Committee shall be sent by first class U.S. mail, postage prepaid to:

                                    Ronald M. Tucker
                                    Simon Property Group
                                    115 W. Washington Street
                                    Indianapolis, IN 46204

with copies to:                     Samuel M. Stricklin
                                    Bracewell & Patterson LLP
                                    500 North Akard Street, Suite 4000
                                    Dallas, TX  75201

Section 12.11 Plan Supplement

         The Amended Certificate of Incorporation, Amended By-Laws, Investment Agreement, the Distribution Trust Agreement and such other documents to implement this Plan as may be designated by the Debtor and approved, in form and substance, by the Creditors Committee, the Equity Committee and the Purchasers (such consent not to be unreasonably withheld) shall be contained in the Plan Supplement which shall be Filed not less than 5 days prior to the Confirmation Hearing.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 60

Section 12.12 Compromise of Controversies

         Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under this Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and Equity Interests or controversies resolved pursuant to this Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in this Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtor, the Reorganized Debtor, the Estate, and any Entity holding Claims or Equity Interests against the Debtor.

Section 12.13 Termination of Subordination Rights and Settlement of Related Claims and Controversies

         (a) The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any Distribution made pursuant to the Plan. In particular, the subordination of the Class 4 Claims to the Class 6 Claims has been accomplished under the treatment afforded to Classes 4, 5 and 6. All subordination rights that a holder of a Claim may have with respect to any Distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, Distributions pursuant to the Plan to holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

         (b) Pursuant to Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any Distribution to be made pursuant to the Plan on account of any Allowed Claim and the Recharacterization Causes of Action. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies including the Recharacterization Causes of Action and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtor, Reorganized Debtor, Estate and its property, as well as Claim and Interest holders, and is fair, equitable and reasonable.

Section 12.14 Final Order

         Except as otherwise expressly provided in this Plan, any requirement in this Plan for a Final Order may be waived by the Debtor, the Creditors Committee, the Equity Committee, and the Majority Purchasers upon written notice Filed. No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 61

Section 12.15 Business Days

         If any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

Section 12.16 Severability

         Should the Bankruptcy Court determine, prior to the Effective Date, that any provision of this Plan is either illegal on its face or illegal as applied to any Claims or Equity Interests, such provision shall be unenforceable as to all Holders of Claims or Equity Interests or to the specific Holder of such Claim or Equity Interest, as the case may be, as to which the provision is illegal. Unless otherwise determined by the Bankruptcy Court, such a determination of unenforceability shall in no way limit or affect the enforceability and operative effect of any other provision of this Plan. The Debtor reserves the right not to proceed with Confirmation or consummation of this Plan if any such ruling occurs.

Section 12.17 Time

         Unless otherwise specified herein, in computing any period of time prescribed or allowed by this Plan, the day of the act or event from which the designated period begins to run shall not be included. The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of the next succeeding day that is a Business Day. Otherwise, the provisions of Bankruptcy Rule 9006 shall apply.

Section 12.18 No Interest

         Unless otherwise specifically provided for in this Plan or Confirmation Order or Allowed by a Final Order, post-petition interest shall not accrue or be paid on Claims, and no Holder of a Claim or Equity Interest shall be entitled to such interest or any penalty or late charge accruing on or after the Petition Date on any such Claim or Equity Interest. To the extent interest is provided under this Plan, interest shall accrue until the Business Day that is the date prior to payment; to the extent of partial payment, interest shall continue to accrue on the unpaid portion until the date of payment thereof.

Section 12.19 No Attorneys' Fees

         No attorneys' fees shall be paid by the Debtor with respect to any Claim or Equity Interest except as expressly specified herein, in the Investment Agreement or Allowed by a Final Order.

Section 12.20 Defenses with Respect to Unimpaired Claims

         Except as otherwise provided in this Plan, nothing shall affect the rights and legal and equitable defenses of the Debtor, with respect to any Unimpaired Claim, including, but not limited to, all rights in respect of legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 62

Section 12.21 No Injunctive Relief

         No Holder of a Claim or Equity Interest shall under any circumstances be entitled to specific performance or other injunctive, equitable or other prospective relief, or punitive damages except as provided in the Investment Agreement.

Section 12.22 Continued Confidentiality Obligations

         Pursuant to the terms thereof, members of and advisors to the Equity Committee and the Creditors Committee, any other Holder of a Claim or Equity Interest and their respective predecessors, successors and assigns shall continue to be obligated and bound by the terms of any confidentiality agreement executed by them in connection with the Chapter 11 Case or the Debtor, to the extent that such agreement by its terms, may continue in effect until the Effective Date.

Section 12.23 No Admissions

         Notwithstanding anything herein to the contrary, nothing contained in this Plan shall be deemed an admission by the Debtor with respect to any matter set forth herein, including, without limitation, liability on any Claim or Equity Interest or the propriety of any classification of any Claim or Equity Interest.

Section 12.24 Waiver

         The Debtor reserves the right, in its sole discretion, to waive any provision of this Plan to the extent such provision is for the sole benefit of the Debtor and/or its affiliates.

Section 12.25 Waiver of Automatic Stay to Enforce Judgment

         The Debtor may request that the Confirmation Order include (i) a finding that Federal Rule of Civil Procedure 62(a), Bankruptcy Rule 7062 and Bankruptcy Rule 3020(e) shall not apply to the Confirmation Order, and (ii) authorization for the Debtor to consummate this Plan immediately after entry of the Confirmation Order.

DEBTOR'S PLAN OF REORGANIZATION - PAGE 63

         Dated:  November 6, 2004

                                             Gadzooks, Inc.

                                             By:    /s/ Gerald R. Szczepanski
                                                 -------------------------------
                                                 Gerald R. Szczepanski
                                                 Its Chairman and CEO

COUNSEL FOR DEBTORS:

AKIN GUMP STRAUSS HAUER & FELD LLP
1700 Pacific Avenue, Suite 4100
Dallas, Texas 75201-4675
214.969.2800

By:   /s/ Charles R. Gibbs
    --------------------------------
    Charles R. Gibbs
    State Bar No. 07846300
    Keith Miles Aurzada
    State Bar No. 24009880

DEBTOR'S PLAN OF REORGANIZATION - PAGE 64